UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GENERAL FINANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL FINANCE CORPORATION

39 East Union Street

Pasadena, CA 91103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

To be held on December 3, 2015

TO OUR STOCKHOLDERS:

Notice is hereby given to the holders of common stock of General Finance Corporation that the Annual Meeting of Stockholders (“Annual Meeting”) will be held on Thursday, December 3, 2015 at 10:00 a.m. Pacific Standard Time at the offices of General Finance Corporation located at 39 East Union Street, Pasadena, California. At the Annual Meeting we will ask you to:

1.	Election of Directors. Elect three Class C directors to serve for a term of three years and until their successors are elected and qualified. William H. Baribault, Larry D. Tashjian and Ronald F. Valenta, the persons nominated by the Board of Directors (the “Board”), are the three Class C Directors, as described in the accompanying Proxy Statement;

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm. Ratify the selection of Crowe Horwath LLP as our independent auditors for the fiscal year ending June 30, 2016;

3.	Approve the Amended and Restated 2014 Stock Incentive Plan. Approve the Amended and Restated 2014 Stock Incentive Plan; and

4.	Other Business. Transact any other business that may properly be presented at the Annual Meeting.

If you owned common stock of General Finance Corporation on October 7, 2015, the record date, you are entitled to attend and vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the principal executive offices of General Finance Corporation located at 39 East Union Street, Pasadena, California beginning November 23, 2015 and at the Annual Meeting.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you the accompanying Proxy Statement and proxy card and by notifying you of the availability of our Proxy Statement and our 2015 annual report to stockholders at the website www.cstproxy.com/generalfinance/2015. Internet access to our proxy materials does not identify visitors to the website.

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the Annual Meeting and voting in person, duly executing and delivering a proxy bearing a later date or sending written notice of revocation to our Secretary at 39 East Union Street, Pasadena, California 91103. Whether or not you plan to be present at the Annual Meeting, we encourage you to vote your proxy by following the instructions provided in this Proxy Statement or on the proxy card. Any stockholder attending the meeting may vote in person even if the stockholder previously returned a proxy.

Respectfully Submitted

Christopher A. Wilson

General Counsel, Vice President & Secretary

October 16, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 3, 2015. Our Proxy Statement and our 2015 annual report to stockholders are available at http://www.cstproxy.com/generalfinance/2015

GENERAL FINANCE CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, December 3, 2015

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you owned shares of common stock (“Common Stock”) of General Finance Corporation (“we” or the “Company”) at the close of business on October 7, 2015, the record date. Only stockholders who owned Common Stock on the record date are entitled to vote on matters properly presented at the Annual Meeting. On the record date of October 7, 2015, there were 26,008,878 shares of Common Stock outstanding. The Common Stock is our only class of voting stock outstanding.

This Proxy Statement, which is furnished by the Company’s board of directors (the “Board”), provides you with information that will help you cast your vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

When you return the completed, signed and dated proxy card, you appoint the proxy holders named therein (your proxies), as your representatives at the Annual Meeting. The proxy holders will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue that is not set forth on the proxy card comes up for vote at the Annual Meeting, the proxy holders will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about October 19, 2015 to all stockholders entitled to vote.

We have enclosed with this Proxy Statement and proxy card our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the SEC.

What am I voting on?

We ask you to vote on the election of three Class C directors, ratification of the selection of Crowe Horwath LLP as our independent auditors for the fiscal year ending June 30, 2016, approval of the Amended and Restated 2014 Stock Incentive Plan and any other matter properly presented at the Annual Meeting. The sections entitled “Election of Directors,” “Ratification of Selection of Independent Auditors” and “Approval of the Amended and Restated 2014 Stock Incentive Plan” provide more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted upon by stockholders at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement was printed, we did not know of any matters to be raised at the Annual Meeting other than those mentioned in this Proxy Statement. If you vote your proxy by following the instructions in this Proxy Statement and other matters are properly presented at the Annual Meeting for a vote of stockholders, the persons appointed as proxies by the Board will have discretion to vote your shares for you.

How many votes do I have, and who will count the votes?

You have one vote for each share of our Common Stock you own. Charles E. Barrantes, our Executive Vice President and Chief Financial Officer, and Christopher A. Wilson, our General Counsel, Vice President and Secretary, will act as inspectors of the election and will tabulate the votes.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either as a vote cast for or against the election of our three Class C directors, the ratification of selection of independent auditors and approval of the Amended and Restated 2014 Stock Incentive Plan.

How can I vote?

You may vote by telephone. You can vote by telephone by following the instructions in your enclosed proxy card, notice and/or voting instruction form.

You may vote by mail. You can vote by mail by completing, signing and dating the enclosed proxy card and returning it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for director, FOR the ratification of the selection of independent auditors identified in this Proxy Statement and FOR the approval of the Amended and Restated 2014 Stock Incentive Plan.

You may vote in person at the Annual Meeting. You may attend the Annual Meeting and vote in person. If you hold your shares as a beneficial owner, as known as holding your shares “in street name,” you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Otherwise, we cannot count your votes. Please see the notice or voting instruction from your bank, broker or other holder of record provided for more information on these options.

What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

If your shares of Common Stock are registered in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent, you are a “stockholder of record” of those shares, and this Notice of Annual Meeting of Stockholders and Proxy Statement and accompanying documents were sent to you by Continental Stock Transfer & Trust Company. If your shares of common stock are held in a brokerage account or by a bank or other holder of record, you are considered a “beneficial owner” of those shares, and this Notice of Annual Meeting of Stockholders and Proxy Statement and accompanying documents were sent to you by your broker, bank or other holder of record. As the beneficial owner you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or by mail.

May I revoke my proxy?

Yes, you can change or revoke your proxy by delivering written notice to our Secretary by telephone or mail or in person at our corporate headquarters before the Annual Meeting that you have revoked your proxy, by delivering a valid proxy dated later than the prior proxy, by voting by telephone in a timely manner after the prior proxy or by attending the Annual Meeting and voting in person. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares of Common Stock are held in street name, your broker, bank or other holder of record, under certain circumstances, may not vote your shares without specific voting instructions under rules of The NASDAQ Stock Market LLC (“NASDAQ”). If you do not vote your proxy, your brokerage firm will leave your shares unvoted. This is called a “broker non-vote.” We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date of October 7, 2015, up to 26,008,878 votes may be cast on any matter.

How many shares of Common Stock do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of October 7, 2015 must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Accordingly, a quorum will be present at the Annual Meeting if 13,004,440 shares of Common Stock are represented at the Annual Meeting in person or by proxy.

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present at the Annual Meeting; or

•	has properly submitted a completed, signed and dated proxy card.

Who nominates individuals for election to the Board?

Nominations for the election of individuals to the Board may be made by the Board or by any holder of our Common Stock.

What are the voting requirements to elect director nominees and to approve the other proposals discussed in the Proxy Statement?

	Proposal	Vote Required	Broker Discretionary Voting Allowed
1.	Election of director nominees	Plurality of votes cast	No
2.	Ratification of Crowe Horwath LLP	Majority of votes cast and entitled to vote	Yes
3.	Approval of Amended and Restated 2014 Stock Incentive Plan	Majority of votes cast and entitled to vote	Yes

Election of directors.

The three nominees receiving the highest number of “FOR” votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the three Class C directors will be elected as directors. This number is called a plurality. If you do not vote for a nominee, or you withhold authority to vote for the nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to ratify the selection of auditors?

The selection of Crowe Horwath LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

How many votes are required to approve the General Finance Corporation Amended and Restated 2014 Stock Incentive Plan?

The General Finance Corporation Amendment and Restated 2014 Stock Incentive Plan will be approved if a majority of the votes cast are in favor of its approval.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting by contacting the Company Secretary for any purpose appropriate to the Annual Meeting at our offices located at 39 East Union Street, Pasadena, California between the hours of 9:00 a.m. and 5:00 p.m.

Who pays the costs of soliciting these proxies?

The Company pays for distributing and soliciting proxies and reimburses the reasonable fees and expenses of brokers, nominees, fiduciaries and other custodians in forwarding proxy materials to stockholders. The directors, officers and employees of the Company may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

When will the voting results be announced?

We will announce the preliminary voting results at the Annual Meeting. We will report final voting results from the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

CORPORATE GOVERNANCE

Overview

This section of the Proxy Statement provides an overview of the corporate governance of General Finance Corporation. The Board of General Finance Corporation is committed to effective corporate governance. The Board regularly reviews the key governance documents of General Finance Corporation, including its Corporate Governance Guidelines, and these governance documents and policies are updated to reflect changes in applicable laws and corporate governance the Board determines to be in the best interests of the Company and its stockholders.

The Corporate Governance Guidelines of General Finance Corporation include the following key features:

•	A majority of our directors are independent.

•	A Lead Independent Director leads the independent directors.

•	The Audit, Compensation and Nominating and Governance Committees are currently comprised solely of independent directors.

•	The Company does not have a stockholder rights plan, or “poison pill.”

•	The Board has adopted a whistleblower policy which encourages employees to report any instances of fraud, dishonesty and violations of Company policies and procedures without fear of any retaliation or breach of confidentiality.

•	The Board and each of its committees have the authority to retain outside advisors.

•	The Audit Committee monitors and restricts the hiring of current and former Company employees by our independent auditor.

•	The Compensation Committee may only may only select or receive advice from a compensation consultant, legal counsel or other advisor to the Committee, other than in-house legal counsel, after taking into consideration the factors identified by NASDAQ as necessary to evaluate independence and affirmatively determine whether the consultant, legal counsel or advisor is independent in the judgment of the Compensation Committee.

•	There are no interlocks among Compensation Committee members.

•	The responsibilities of the committees of our Board set forth in each committee’s charter are regularly reviewed, updated as necessary and posted to the Company’s website.

•	The Company’s Code of Ethics is regularly reviewed and posted to the Company’s website.

•	The Board and each of its committees perform self-assessments.

•	The Board has adopted an “overboarding policy” which prohibits directors from serving on more than six public company boards.

•	Each director attended at least 75% of the Board and committee meetings of which he or she was a member, and the Board has adopted an attendance policy requiring board members to attend 75% of the Board meetings and committee meetings of which each director is a member in each fiscal year with attendance excused in the case of medical issues or illness.

The Corporate Governance Guidelines and the following additional corporate governance materials are published at the General Finance Corporation website www.generalfinance.com under the “Corporate Governance” section:

•	Audit Committee Charter

•	Charter of the Lead Independent Director

•	Compensation Committee Charter

•	Code of Ethics

•	Corporate Governance Guidelines

•	Nominating and Governance Committee Charter

We will provide without charge copies of any the documents listed above upon written request to the General Finance Corporation Secretary, 39 East Union Street, Pasadena, California 91103. The information on our website is not part of this Proxy Statement.

GOVERNANCE INFORMATION

Board of Directors

General Oversight

The business of the Company is managed under the direction of the Company’s Board. The Board’s general oversight responsibility is conferred by the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Bylaws. The leadership structure of the Board and its committees assist the Board in exercising its fiduciary duties as it oversees the Company’s business affairs, Chief Executive Officer performance and succession, internal controls over financial reporting and long-term strategy.

Leadership Structure

The Company does not have a formal policy concerning whether the same individual may serve as the Chief Executive Officer and Chairman of the Board. In June 2014, the Board approved a Charter for the Lead Independent Director, elected Ronald F. Valenta as the Chairman of the Board and elected James B. Roszak as the Lead Independent Director. The Charter of Lead Independent Director provides that the Lead Independent Director must be independent and delineates the powers of the Lead Independent Director, including the power to call meetings of the independent Board members, to develop agendas for executive sessions of the Board’s independent members and to preside at executive sessions of the Board’s independent directors. Ronald F. Valenta currently serves as the Chief Executive Officer and as the Chairman of the Board.

Risk Oversight

The identification, evaluation and mitigation of risks arising in connection with the Company’s businesses are the responsibility of the Company’s senior management. The Board’s responsibility is to understand the risks related to the Company’s businesses and to oversee senior management’s mitigation of those risks.

The Board and the Audit Committee receive regular reports from senior management concerning the risks related to the Company’s businesses.

The Audit Committee and the Nominating and Governance Committee have certain risk management oversight responsibilities and regularly report to the Board concerning risk management. These reports include the risks considered by each committee and the direction given to management to mitigate these risks. The Audit Committee oversees compliance by the Company with legal requirements and regularly receives reports concerning the Company’s significant internal controls, steps taken by management to maintain a strong internal controls environment and enterprise risk management. In addition, representatives of the Company’s independent auditors attend Audit Committee meetings, deliver presentations to the Audit Committee and meet with the Audit Committee in private session. The Company’s Chief Financial Officer and General Counsel also meet in private session with the Audit Committee. The Nominating and Governance Committee develops corporate governance principles and oversees management’s evaluation and mitigation of risk relating to the Company’s Code of Ethics and business practices.

Corporate Governance

Our corporate governance reflects the practices and principles that guide the Company. Our corporate governance framework specifies the duties, responsibilities and rights of our stockholders, Board and management. Our corporate governance principles are found in the Company’s charter documents, the Company’s Corporate Governance Guidelines, Company’s Code of Ethics, committee charters and other policies approved by the Board.

The Corporate Governance Guidelines were adopted by the Board in December 2010. The Corporate Governance Guidelines are reviewed at least annually to guide our corporate governance in response to changing regulatory requirements and as circumstances warrant.

Our Corporate Governance Guidelines, Code of Ethics and committee charters are available for review on our website http://www.generalfinance.com/corporate.html or may be requested without charge by written request to our Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103. The information on our website is not part of this Proxy Statement.

Director Independence

NASDAQ Stock Market Rules require that a majority of the members of the Board be “independent directors,” which is defined generally as a person, other than an officer or employee of the Company or its subsidiaries, having no relationship, which, in the opinion of the Company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. All members of the Board’s Audit, Compensation and Nominating and Governance Committees are “independent” within the meaning of NASDAQ Stock Market Rules and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In making these determinations, the Board was presented with a report from the Company’s General Counsel and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they relate to the Company. Each director and executive officer is required to complete a director and officer questionnaire each year which requires disclosure of transactions with the Company in which the director or officer, or any members of his or her family, have a direct or indirect material interest and which requires disclosure of any relationships or transactions which could interfere with the director’s exercise of independent judgment.

The Board has determined that Ms. Harris and Messrs. Connell, Roszak and Tashjian are independent under NASDAQ Stock Market rules and listing standards and have no relationship with the Company except as a director and stockholder. The Board determined that Mr. Valenta is not independent because he is the President and Chief Executive Officer of the Company. The Board determined that Mr. Marrero is not independent because he serves as the Chief Executive Officer of Main St. Personal Finance, Inc., a specialty finance company controlled by Mr. Valenta.

Executive Sessions of Independent Directors

The Company’s corporate governance guidelines require independent directors to meet, without management, at regularly scheduled executive sessions which generally may take place after regularly scheduled meetings of the entire Board. The Chairman of the Board, the Lead Independent Director or any two independent directors may call a special executive session of the independent directors at any time. Such special executive sessions may take place after a regular or special meeting of the entire Board or at such other time deemed appropriate.

Lead Independent Director

James B. Roszak has served as the lead independent director since June 2014.

Board and Committee Meetings

The Board held five meetings during the fiscal year ended June 30, 2015, or fiscal year 2015, and acted by written consent seven times. Each of the five of the meetings were regular meetings. The Board holds meetings each fiscal year according to a pre-arranged schedule, but the Board also holds special meetings and acts by written consent from time to time as needed.

Each director attended more than 75% of all meetings of the Board and board committees on which he or she served during the period he or she was a director in fiscal year 2015.

Board Committees

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee regularly delivers reports to the full Board concerning its meetings and actions. In fiscal year 2015 the independent directors met in executive session seven times, and the Audit Committee met in executive session during each of its four regularly scheduled meetings.

Audit Committee. The Audit Committee consists of Mr. Roszak, as Chairman, Mr. Connell, Ms. Harris and Mr. Tashjian. The Board has determined that each member of the Audit Committee qualifies as “independent” within the meaning of The NASDAQ Stock Market Rules and Section 10A of the Exchange Act. Our Board has determined that Mr. Roszak, Mr. Connell and Mr. Tashjian each qualify as an “audit committee financial expert,” as defined in the rules and regulations of the SEC. In addition, Mr. Roszak, Mr. Connell and Mr. Tashjian have the past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in their financial sophistication.

The functions of the Audit Committee and its activities during fiscal year 2015 are described below under the heading “Report of the Audit Committee.”

The Board has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter. The Audit Committee charter was most recently amended in September 2014 to formalize the Audit Committee’s oversight of the internal audit department and enterprise risk management. A copy of the Audit Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.

The Audit Committee met four times in fiscal year 2015.

Compensation Committee. The Compensation Committee consists of Mr. Connell, as Chairman, Ms. Harris, Mr. Roszak and Mr. Tashjian, each of whom is an independent director under NASDAQ rules and listing standards. The purposes of the Compensation Committee are to determine and approve the goals, objectives and compensation structure for our executive officers, to review the performance of our executive officers and to review the Company’s management resources, succession planning and development activities.

The Board established the Compensation Committee in May 2006. The Compensation Committee adopted its charter in February 2007. The Compensation Committee reviews its charter annually and recommends to the Board any changes to the charter it believes are warranted. The Compensation Committee amended its charter in June 2011 and October 2013. The October 2013 amendments provided that each member of the Compensation Committee must be “independent” with the meaning of SEC and NASDAQ Stock Market Rules, that committee member independence must be evaluated from a variety of factors, including committee member compensation sources and affiliation with the Company and that the Company’s chief executive officer may not be present during voting or deliberations concerning his compensation. The June 2011 amendments to the charter provided that each member of the Compensation Committee must be independent within the meaning of NASDAQ Stock Market Rules and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended, and that prior to selection of an executive compensation advisor, the Compensation Committee must evaluate the independence of the executive compensation advisor by considering the factors identified by the SEC necessary to determine the executive compensation advisors are independent. A copy of the Compensation Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.

The Compensation Committee met ten times in fiscal year 2015 and acted once by written consent.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Ms. Harris, as Chair, Mr. Connell and Mr. Roszak. The Nominating and Governance Committee is responsible for certain matters which include reviewing the size and composition of the Board, overseeing the selection of persons to be nominated to serve on our Board, maintaining and overseeing the corporate governance of the Company, assuring that the Board conducts an annual self-evaluation and periodically reviewing the Company’s succession plans.

The Board adopted a written charter for the Nominating and Governance Committee in January 2006 and amended its charter in September 2009. A copy of the Nominating and Governance Committee Charter is available free of charge on the “Corporate Governance” section in our website at www.generalfinance.com or by written request addressed to our Secretary.

The Nominating and Governance Committee met two times in fiscal year 2015.

Composition of the Board and Review of Director Nominees

The Nominating and Governance Committee periodically assesses and makes recommendations to the Board concerning the size and composition of the Board. The Nominating and Governance Committee seeks to achieve a balance of diverse knowledge, experience and capabilities on the Board. The committee is responsible for identifying and assessing potential director candidates from directors, management and stockholders. The Nominating and Governance Committee recommends qualified candidates to the Board.

Stockholders’ nominees for director must be delivered to the Company in writing and include the written consent of and background information concerning the nominee sufficient for the Nominating and Governance Committee to evaluate the candidate’s qualifications. Stockholder nominees for director must be delivered pursuant to all of the requirements described in the paragraphs below and the section of this Proxy Statement entitled “Stockholder Recommendations for Board Nominees.” When considering candidates for director, the Nominating and Governance Committee takes into account a number of factors, including the following:

•	Ethics and integrity;

•	Ability to attend regular and special board and committee meetings and willingness to perform the duties of a director;

•	Excellent moral character and reputation;

•	Industry knowledge, contacts and network of potential clients in industries served by the Company;

•	Ability to be responsible and fair-minded;

•	Prior experience, including service on boards of directors;

•	Senior-level management experience;

•	Whether the candidate has a background that would provide diversity to the Board; and

•	Possession of specific skills in auditing, accounting, personnel and finance.

Candidates need not possess all of these characteristics, nor are all of these factors weighed equally.

The Nominating and Governance Committee periodically determines whether any vacancies on the Board are expected. If vacancies are anticipated or arise, or the size of the Board expands, the Nominating and Governance Committee will consider potential candidates for director. Candidates may come to the attention of the Board through current Board members or management, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Nominating and Governance Committee will consider candidates for directors recommended by stockholders who follow the proper procedures in submitting the recommendation. The Board will consider candidates recommended by stockholders using the same criteria it applies to candidates recommended by directors. To be considered for election at an annual meeting, the recommendation must be submitted no later than October 29, 2015. The recommendation must be in writing and addressed to the Secretary and must include the following: (i) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee; (ii) the name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Nominating and Governance Committee to evaluate the candidate; (v) a statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) a statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Compensation Committee Interlocks and Insider Participation

No person who served on the Compensation Committee in fiscal year 2015 was, during the year or previously, an officer or employee of the Company or had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K. Since March 2009 Mr. Marrero has served as the Chief Executive Officer of the specialty finance companies of General Finance Group, Inc., a company controlled by Ronald F. Valenta. Mr. Valenta has the power to set Mr. Marrero’s incentive compensation. No other interlocking relationship exists between any member of the Board and any member of any other company’s board of directors or compensation committee.

Review and Approval of Transactions with Related Persons

The Company has not adopted a formal written policy regarding transactions with related persons. The Company’s Code of Ethics for Directors, Officers and Employees (“Code of Ethics”) requires the disclosure of all potential conflicts of interest. Delaware law in turn requires that each director or officer disclose to the Board all material facts relating to such director’s or officer’s relationship or interest in a proposed contract or transaction and that a majority of the Board, with any interested director abstaining, approve the contract or transaction in good faith.

The Board is responsible for reviewing any proposed transaction with related persons. The Board considers all relevant information in deciding whether to approve or reject a transaction with a related person. Information relating to transactions between the Company and related persons is set forth in “Transactions with Related Parties.”

Communication with the Board Directors

Stockholders may communicate with the Board in writing by mail delivered to the following address: General Finance Corporation, 39 East Union Street, Pasadena, California 91103, Attention: Secretary. All notices and communications received in writing will be distributed to the Chairman of the Board, the Lead Independent Director and, if applicable, the chairman or chair of the appropriate Board committee.

Code of Ethics

The Company’s Code of Ethics applies to all our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics sets forth the guiding principles by which the Board, officers and employees operate the Company’s businesses. The Code of Ethics is posted on our Internet website at www.generalfinance.com under the “Corporate Governance” section.

We will provide a copy of the Code of Ethics upon written request delivered to General Finance Corporation, 39 East Union Street, Pasadena, California 91103, Attention: Secretary.

Compensation of Non-Employee Directors

We currently have five non-employee directors who qualify for compensation. In fiscal year 2015 directors received compensation consisting of cash fees and restricted stock.

In October 2011, the Compensation Committee approved a schedule of compensation of our non-employee directors which, as reflected by the table below, established that if a single committee meeting or multiple committee meetings are held on the same day, a director will receive a fee of $1,500. The following table summarizes the schedule of compensation of our non-employee directors (directors who also serve as officers currently receive no additional compensation for their services as directors), as amended on June 5, 2014. In addition to the compensation set forth below, each director is also eligible for reimbursement of reasonable expenses incurred in connection with the director’s services.

Annual Retainer—Non-Employee Chairman of the Board	$60,000
Annual Retainer—Lead Independent Director	60,000
Annual Retainer—Non-Employee Directors	40,000
Additional Annual Retainer—Audit Committee Chair	12,000
Additional Annual Retainer—Compensation Committee Chair	10,000
Additional Annual Retainer—Nominating and Governance Committee Chair	6,000
Committee Meeting Attendance Fee	1,500

The annual retainers are payable in advance in quarterly installments, and committee fees are paid at the end of each quarter. The Chairman of the Board shall have the discretion to pay additional fees to directors for meetings other than regular meetings of the Board.

The following table sets forth information regarding compensation earned during fiscal year 2015. Employee directors do not receive any additional compensation for service on the Board.

Fiscal Year 2015 Non-Employee Director Compensation

Name	Annual Retainer	Committee Chair Fees	Committee Meeting Fees	Total Cash Fees	Stock Awards(1)	Total
James B. Roszak	$60,000	$12,000	$16,500	$88,500	$44,996	$133,496
David M. Connell	40,000	10,000	15,000	65,000	44,996	109,996
Manuel Marrero	40,000	—	1,500	41,500	44,996	86,496
Susan L. Harris	40,000	6,000	15,000	61,000	44,996	105,996
Larry D. Tashjian	40,000	—	10,500	50,500	44,996	95,496

(1)	On December 4, 2014, each non-employee director was granted 5,474 non-vested equity shares, or restricted stock, with an aggregate value of $44,996 as of the date of grant based on the NASDAQ Stock Market closing price of $8.22 per share. These non-vested equity shares vest one year from the date of grant if the director continues to serve on the Board.

Stock Ownership Guidelines

In December 2013 the Board adopted stock ownership guidelines under which it is recommended that within four years each non-employee director acquire Company common stock with an aggregate fair market value equal to or greater than four times the annual cash retainer, not including committee cash retainers, received by each non-employee Company director.

Director Attendance at Annual Meetings

We have scheduled a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal reason not to attend.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated Certificate of Incorporation, the Board must consist of no less than three members, the exact number of which is determined from time to time by the Board, divided into three classes designated Class A, Class B and Class C, respectively.

The Board has presently fixed the number of directors at six. The terms of the Class A directors will expire as of the annual meeting of stockholders in 2016, the terms of the Class B directors will expire as of the annual meeting of stockholders in 2017 and the term of the Class C directors will expire as of the annual meeting of stockholders in 2015. Upon expiration of the terms of the directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualified.

The Board has nominated the two current Class C directors for re-election and one new Class C director for election by the stockholders. The nominees have indicated that they are willing to serve as directors. If the nominees are unable to serve or for good cause will not serve, your proxy holders may vote for another nominee proposed by the Board. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill the vacancy until the next annual meeting.

Information Concerning the Nominee and Continuing Directors

The following information is provided regarding the nominees and the continuing directors:

Name	Age	Director Since	Term to Expire
Nominees—Class C Directors:
William H. Baribault	70	—	—
Larry D. Tashjian	62	2014	2015
Ronald F. Valenta	56	2005	2015
Class A Directors:
David M. Connell	71	2005	2016
Manuel Marrero	57	2005	2016
Class B Directors:
James B. Roszak	74	2005	2017
Susan L. Harris	58	2008	2017

Nominees

Two of the nominees are current directors, and the third nominee, Mr. Baribault, has not previously served as a director of the Company. All of the nominees have consented to serve as directors. The Board has no reason to believe that the nominees will be unable to serve as directors. If any of the nominees are unable to serve or should a vacancy occur before the annual meeting, the Board may designate a substitute nominee. If a substitute nominee is named, your shares will be voted in favor of the election of the substitute nominee designated by the Board.

William H. Baribault has served as the chief operating officer and president of the Richard Nixon Foundation from 2014 to the present. Mr. Baribault has also served as an independent trustee of the American Funds from 2009 to the present and as a principal of Oakwood Enterprises, a private investment and consulting firm, from 1998 to the present. Mr. Baribault’s broad range of experience, including experience in manufacturing, retail sales, expansion of product portfolios and acquisition strategies, lead to his nomination by the Nominating and Governance Committee to serve as a director in light of the manufacturing, retail sales, product portfolios and acquisition plans of the Company’s subsidiaries.

Larry D. Tashjian has served as a director since February 2014. He is the founder, President and CEO of CAM Capital Advisors, an opportunistic, valued-based manager in all asset classes. Prior to starting CAM Capital Advisors, he was Chief Executive Officer of Provident Investment Counsel (“PIC”), a Pasadena-based investment company that specializes in growth stocks. During his time with PIC (1981 - 2005), Mr. Tashjian was an integral part of the company’s growth. In 1995, he was intimately involved in the sale of PIC to United Asset Management, a New York Stock Exchange-listed company. He would go on to serve on its board of directors. Near the end of 2000, United Asset Management was acquired by Old Mutual PLC. Prior to joining PIC, Mr. Tashjian worked for the Bank of America, both in retail banking and corporate finance, and his professional career in investment management spans over 30 years. Mr. Tashjian’s other professional activities have included directorships at Bavarian Specialty Food Products, Southland Title Corporation, Lineage Capital Partners, S & S Portable Services and PGP Capital Advisors. He also currently serves as Chairman of Investment Managers Series Trust II, a multiple series trust investment company. In 2001, Mr. Tashjian helped found Professional Business Bank in Pasadena, California, which was initially sold to Belvedere Capital Management in 2005, and maintained his involvement with Professional Business Bank through continued board participation until the bank was ultimately sold again in late 2010. During this period of time, he served on the audit committee and chaired both the compensation and loan committees. Mr. Tashjian’s business and capital markets knowledge provide the Board with unique insights.

Ronald F. Valenta has served as a director and as our Chief Executive Officer since our inception. From 1988 to 2003 Mr. Valenta served as the President and Chief Executive Officer of Mobile Services Group, Inc., a portable storage company he founded. From 2003 to 2006 Mr. Valenta was a founding director of the National Portable Storage Association, a storage industry non-profit organization. From 1985 to 1989, Mr. Valenta was a Senior Vice President of Public Storage, Inc. From 1980 to 1985, Mr. Valenta was employed by the accounting firm of Arthur Andersen & Co. in Los Angeles. Mr. Valenta’s experience in the portable storage industry, his financial and accounting background and the knowledge he acquired in managing diverse businesses provide the Board with key insights.

Continuing Directors

David M. Connell has been a director since November 2005. In 1999 Mr. Connell founded Cornerstone Corporate Partners, LLC, a consulting and advisory firm. Prior to establishing Cornerstone Corporate Partners in 1999, Mr. Connell served as President and a member of the Board of Directors for Data Processing Resources Corporation, or DPRC, from 1993 to 1999. DPRC was a NASDAQ-listed provider of information technology consulting services to Fortune 500 companies. Prior to his service with DPRC, from 1988 to 1993, Mr. Connell was engaged by Welsh, Carson, Anderson & Stowe, a New York private equity firm, to manage a group of portfolio companies. From 1990 to 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Service, Inc., an information technology company serving the real estate, banking and credit rating industries. From 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which later merged and became Keystone Communications, a leading satellite communications service provider. Mr. Connell brings to the Board business experiences which include the management of a publicly listed company, strategic planning and the structuring of incentive plans for businesses in diverse industries.

Susan L. Harris has been a director since 2008. Ms. Harris served as a director of Mobile Services Group, Inc. and Mobile Storage Group, Inc., portable storage companies from May 2004 to August 2006 and from May 2002 to August 2006, respectively. Ms. Harris retired from SunAmerica Inc., a NYSE-listed financial services company, where she served in a variety of positions between 1985 and 2000, including her most recent position as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining SunAmerica, Ms. Harris worked for the law firm of Lillick, McHose and Charles, specializing in corporate and securities law. Ms. Harris brings to our Board broad legal experience and knowledge of the portable storage industry that provide the Board with key perspectives in corporate governance and legal matters.

Manuel Marrero has been a director since November 2005. Since March 2009 Mr. Marrero has served as the Chief Executive Officer of the specialty finance companies of General Finance Group, Inc., a company controlled by Ronald F. Valenta. From January 2004 to March 2009, Mr. Marrero worked as a financial and operations management consultant with several companies, principally focused in consumer products brand management. From May 2002 until January 2004, Mr. Marrero served as the Chief Financial Officer of Mossimo, Inc., a designer and licensor of apparel and related products. From 1999 to 2001, Mr. Marrero was the Chief Operating Officer and Chief Financial Officer of Interplay Entertainment Corp., a developer, publisher and distributor of interactive entertainment software, and from 1996 to 1999 Mr. Marrero served as the Chief Financial Officer of Precision Specialty Metals, Inc., a light gauge conversion mill for flat rolled stainless steel and high performance alloy. Mr. Marrero has served on the boards of directors of Interplay OEM, Inc., Shiney Entertainment, Inc., Seed Internet Ventures, Inc., L.A. Top Producers, LLC, Friends of Rancho San Pedro and Tree People. Mr. Marrero’s business experiences and entrepreneurial accomplishments assist the Board in shaping the Company’s strategy and growth.

James B. Roszak has been a director since November 2005 and our Lead Independent Director since June 2014. Mr. Roszak was employed by the Life Insurance Division of Transamerica Corporation, a financial services organization engaged in life insurance, commercial lending, equipment leasing and real estate services, from 1962 until his retirement in 1997. From 1978 to 1988 Mr. Roszak was based in Toronto, Canada and during that time served as the President and Chief Executive Officer of Transamerica’s life insurance operations in Canada. In 1988 Mr. Roszak returned to the U. S. Life insurance operations as the Chief Marketing Officer and was subsequently named President, the capacity in which he served until his retirement. Mr. Roszak also served on the board of directors of buy.com, an Internet retailer and NASDAQ-listed company and also served as its interim Chief Executive Officer from February 2001 to August 2001 when it was taken private. He was also a director of National RV Holdings from June 2003 until July 2008. He is currently a member of the Board of Trustees of Chapman University where he is the Chairman of the Finance Committee. Mr. Roszak also serves as a member of the Board of Regents of Brandman University where he is Chairman of the Board. Our board benefits from Mr. Roszak’s management and board experience and deep knowledge of finance, accounting, international business, operations and risk management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On November 6, 2014, the Audit Committee approved the engagement of Crowe Horwarth LLP, or Crowe, as our independent registered public accounting firm.

The Audit Committee has selected Crowe as our independent auditors for fiscal year ending June 30, 2016, or fiscal year 2016. We are asking the stockholders to ratify this selection. We expect a representative from Crowe to participate in the Annual Meeting, and the representative will have the opportunity to make a statement if desired and to respond to appropriate questions by stockholders.

Aggregate fees billed to us by Crowe for professional services rendered with respect to our fiscal year ended June 30, 2014, or fiscal year 2014, and our fiscal year ended June 30, 2015, or fiscal year 2015, were as follows:

	2014	2015
Audit Fees	$708,961	$896,318
Audit-Related Fees	150,246	115,052
Tax Fees	—	—
All Other Fees	—	—

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid for professional services for the audit of our consolidated financial statements, including those in our Annual Report on Form 10-K and local statutory audit requirements and reviews of our Quarterly Reports on Form 10-Q. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice and tax planning.

The policy of the Audit Committee is that it must approve in advance all services (audit and non-audit) to be rendered by the Company’s independent auditors. The Audit Committee approved in advance the engagement of Crowe for services in fiscal year 2014 and fiscal year 2015.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2016.

The ratification of the selection of Crowe requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the stockholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for fiscal year 2016. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of Crowe for fiscal year 2016 will stand unless, for a reason other than the adverse vote of the stockholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in the Company’s best interests.

PROPOSAL 3:

APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

The Board has unanimously approved the Amended and Restated 2014 Stock Incentive Plan (the “Restated 2014 Plan”), subject to stockholder approval at the Annual Meeting. The Board is requesting that the Company’s stockholders approve the 2014 Restated Plan because the Board believes the 2014 Restated Plan is in our best interest and the interests of the Company and its stockholders. The Board recommends that stockholders approve the Restated 2014 Plan so that the Board will have the flexibility to make awards which will incentivize the Company’s officers and management. The following summary of certain features of the 2014 Restated Plan is qualified in its entirety by reference to the actual text of the 2014 Restated Plan, which is attached as Appendix A to this proxy statement.

Description of the 2014 Restated Plan. The 2014 Restated Plan is an “omnibus” incentive plan permitting a variety of equity programs designed to provide flexibility in implementing equity and cash awards, including incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units and other stock-based awards. Participants in the 2014 Restated Plan may be granted any one of the equity awards or any combination of them, as determined by the Board or the Compensation Committee. The original 2014 Stock Incentive Plan was approved by Company stockholders on December 4, 2014 and included provisions that limited the number of shares that could be granted other than pursuant to stock option awards and stock appreciation rights to 300,000 during the term of the plan and that created a maximum amount of 250,000 shares that could be granted to one person pursuant to awards of stock options and share appreciation rights. The Board believes that amending these provisions is in the best interests of the Company and its stockholders, and if approved by stockholders, the 2014 Restated Plan will amend these provisions as described below. The following is a summary of the principal provisions of the 2014 Restated Plan.

Purpose of the 2014 Restated Plan; Shares Available for Issuance. The purpose of the 2014 Restated Plan is to provide a means for employees and directors to develop ownership in and commitment to our growth and financial success. The Board recommends that stockholders approve the Restated 2014 Plan so that the Board will have more flexibility than it had under the to make awards which will incentivize the Company’s officers and management. We believe this ownership will motivate our employees and directors to devote their best efforts to our business, thereby advancing the interests of our stockholders. The 2014 Restated Plan will also enable us to attract able individuals to become employees or serve as directors.

Subject to stockholder approval, the Board has reserved 1,500,000 shares or common stock for issuance under the 2014 Restated Plan. A maximum of 2,500,000 shares are available for grant under the Company’s 2006 Stock Option Plan (“2006 Plan”) and 2009 Stock Incentive Plan (“2009 Plan”). As of June 30, 2015 there were outstanding options to acquire 2,110,191 shares of the Company’s common stock. As of October 7, 2015, there were 26,008,878 shares of our common stock outstanding.

2014 Stock Incentive Plan. The Company suspended further grants under the General Finance Corporation 2006 Plan and the 2009 Plan (collectively, the “Predecessor Plans”) on December 4, 2014. Any stock options which are forfeited under the Predecessor Plans will become available for grant under the 2014 Restated Plan, but the total number of shares available under the 2014 Restated Plan will not exceed the 1,500,000 shares reserved for grant under the 2014 Restated Plan, plus any options which were forfeited or are available for grant under the Predecessor Plans. The 2006 Plan will expire on June 30, 2016, as provided in the 2006 Plan. The 2009 Plan will expire on December 10, 2019, which is the tenth anniversary of the date the 2009 Plan was approved by the Company’s stockholders.

Limits on Awards. A maximum of 1,500,000 shares of common stock may be issued and awarded under the 2014 Restated Plan, plus any options which were forfeited or are available for grant under the Predecessor Plans.

Subject to adjustment as described therein, the 2014 Restated Plan will allow up to 1,400,000 shares of common stock to be granted in a form other than pursuant to stock option and share appreciation rights awards. The 2014 Restated Plan permits stock option awards to one person in any one calendar year up to a maximum of 300,000 shares of common stock. The 2014 Restated Plan also permits awards of share appreciation rights of up to 300,000 shares of common stock per person per calendar year, restricted share grants of up to 300,000 shares of common stock per person per calendar year, restricted share unit grants of up to 300,000 shares of common stock per person per calendar year and performance unit grants to one person in any one calendar year of 300,000 shares of common stock. If a performance unit is denominated in cash, the maximum aggregate compensation that can be paid pursuant to performance units awarded in any one calendar year to any one participant shall be $5,000,000. The maximum dividend or dividend equivalent that may be paid in any one calendar year to any one person shall be $5,000,000 or the number of Shares having an aggregate fair market value not in excess of such amount $5,000,000. We may not issue fractional shares of common stock and will round down to the nearest whole share of common stock.

If any award shall terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of any common stock, is settled in cash in lieu of shares of common stock, or is exchanged with the Compensation Committee’s permission for awards not involving common stock, such common stock subject to the award shall be available again for grant under the 2014 Restated Plan. Fractional shares of common stock will be rounded down to the nearest whole share of common stock.

Administration. Our Board has delegated administration of the 2014 Restated Plan to the Compensation Committee. The members of the Compensation Committee shall be appointed from time to time by and shall serve at the discretion of the Board and, unless otherwise determined by the Board, the Compensation Committee shall consist of no fewer than two directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), and (iii) an “independent director” for purposes of the rules and regulations of NASDAQ.

The Compensation Committee will have such powers and authority as may be necessary or appropriate to carry out the functions of the Compensation Committee as described in the 2014 Restated Plan. Subject to the express limitations of the 2014 Restated Plan, the Compensation Committee will have authority in its discretion to determine the individuals to whom, and the time or times at which, awards may be granted, as well as the terms and provisions of individual awards, including without limitation:

•	the number of shares, units or other rights subject to each award;

•	the exercise, base or purchase price of an award (if any);

•	the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award;

•	the duration of the award; and

•	all other terms of the award.

The Compensation Committee shall have full and exclusive discretionary power to interpret the terms and intent of the 2014 Restated Plan and any award agreement or other agreement in connection with the 2014 Restated Plan. The Compensation Committee shall also have the full and exclusive discretionary power to adopt such rules, regulations, forms, instruments, and guidelines for administering the 2014 Restated Plan as the Compensation Committee may deem necessary or proper. The Compensation Committee may delegate such responsibilities to another committee of the Board, an officer of the Company or such person as the Committee may designate.

The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2014 Restated Plan or any award agreement. Subject to anti-dilution adjustment provisions in the

2014 Restated Plan, without the prior approval of our stockholders, neither the Compensation Committee nor the Board may amend the 2014 Restated Plan or any award to:

•	increase the number of shares that may be issued under the 2014 Restated Plan;

•	amend the maximum number of shares subject to awards that may be granted during a fiscal year;

•	permit granting of stock options or stock appreciation rights at a price below the market value of our common stock on the date of the grant;

•	make any other amendments or modifications which require stockholder approval under applicable law or the rules of NASDAQ.

No termination or amendment of the 2014 Restated Plan may be made without the consent of the Participants whose awards would experience a material adverse effect.

Eligibility. Any person, who is an employee, director or consultant of us or any of our affiliates, as defined in the 2014 Restated Plan, is eligible to receive awards and become a Participant under the 2014 Restated Plan. There are approximately 652 individuals currently eligible to participate under the 2014 Restated Plan.

Types of Plan Awards. The 2014 Restated Plan includes the following equity compensation awards: incentive stock options, nonqualified stock options, restricted stock grants, restricted stock units, stock appreciation rights, performance stock, performance units, cash and stock-based awards, the material terms of each are described below.

Stock Options. Stock options granted under the 2014 Restated Plan may be either incentive stock options or nonqualified stock options. The award agreement for an option grant shall set forth the terms and provisions of the award, including the exercise price per share, the maximum duration of the option, the number of shares of common stock to which the option pertains, and the conditions upon which an option shall become vested and exercisable.

The exercise price per share of an option may not be less than the fair market value of our common stock on the date of the grant. The Compensation Committee may in its discretion specify an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. If a Participant owns more than 10% of our total combined voting power, then the minimum exercise price for an incentive stock option will be 110% of the fair market value of our common stock on the date the option is granted. The exercise price is payable in cash, shares of our common stock previously owned or as otherwise permitted by the Compensation Committee, including, without limitation, through a cashless (broker-assisted) exercise.

The Compensation Committee will determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years (or for incentive stock options, five years, in the case of a Participant who owns in excess of 10% of our total combined voting power) from the date the option is granted. Each Participant’s award agreement shall set forth the extent to which the Participant shall have the right to exercise the stock option following termination of the Participant’s employment with us and/or our subsidiary.

Stock option awards are nontransferable, other than by will or by the laws of descent and distribution. However, in appropriate circumstances, and only if explicitly noted in the award agreement and permissible by law, the Compensation Committee may provide for transferability of stock options.

Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive shares of common stock, a payment or a combination of shares of common stock and a payment based on the increase of the value of our common stock from the time the stock appreciation right is granted until the time it is exercised (or settled). The terms and conditions of an award will be set forth in an award agreement, except that payment may only be made in our common stock. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights will be exercisable or payable at such time or times and upon conditions as may be specified by the Compensation Committee in the award agreement, provided that the Compensation Committee may accelerate the exercisability or payment of a stock appreciation right at any time, including without limitation, in connection with a change of control or upon the death or disability of the Participant.

A stock appreciation right may, but need not, be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/stock appreciation right will entitle the holder to elect, as to all or any portion of the number of shares subject to such stock option/stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder will have an exercise price per share equal to the per share exercise price of the stock option, which under the 2014 Restated Plan shall not be less than 100% of the fair market value of the shares of our common stock on the date the right is granted, and will be vested and exercisable at the same time or times that a related stock option is vested and exercisable and will expire no later than the time at which the related stock option expires.

A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the exercise price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. The award agreement governing the stock appreciation right may provide for settlement in cash, common stock or a combination of cash and common stock.

Awards made under the 2014 Restated Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds. We intend to structure any awards under the 2014 Restated Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Code Section 409A in order to avoid the adverse tax consequences to Participants. Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Compensation Committee, stock appreciation rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Restricted Stock Awards. Restricted stock awards represent shares of our common stock granted subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement, provided that the Compensation Committee may accelerate the vesting of a restricted stock award at any time, including, without limitation, in connection with a change of control or upon the death or disability of the Participant. Such vesting requirements may be based on the continued service of the Participant with us or our subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Compensation Committee in its discretion. Restricted Stock awards will be subject to a vesting period as determined by the Compensation Committee. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award will be forfeited and the shares of common stock subject to the award will be returned to us.

Shares of common stock granted under any restricted stock award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until all applicable restrictions are removed or have expired, except as provided in the restricted stock award agreement or otherwise allowed by the Compensation

Committee. Holders of restricted stock will have all other rights of a stockholder with respect to shares of common stock, including the right to vote the shares and receive any dividends paid on common stock.

Performance Stock and Performance Units. The Compensation Committee may grant awards of performance stock or performance units to Participants in such amounts and upon such terms as the Compensation Committee shall determine. Each share of performance stock shall have an initial value equal to the fair market value of a share of common stock on the date of grant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. The Compensation Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the cash value that will be paid out to the Participant.

Once the performance stock or performance units vest, the Participant shall be entitled to receive payout of the value earned by the Participant since the grant date, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Compensation Committee will pay earned performance stock or performance units in cash equal to the value of the earned performance stock or performance units at the close of the applicable vesting period, or as soon as practicable upon vesting. We intend to structure any performance stock or performance units to meet the applicable tax law requirements in Code Section 409A in order to avoid adverse tax consequences to Participants. Except as otherwise provided in a Participant’s award agreement or otherwise determined at any time by the Compensation Committee, performance units or performance stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Cash- and Other Share-Based Awards. The Compensation Committee may grant cash-based awards to Participants in such amounts and upon such terms, including the achievement of performance goals, as the Compensation Committee may determine. The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2014 Restated Plan (including the grant or offer for sale of unrestricted common stock) in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of actual shares of common stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. We intend to structure any cash-and other share-based awards to meet the applicable tax law requirements in Code Section 409A in order to avoid certain adverse tax consequences to Participants.

Non-Employee Director Awards. In fiscal year 2015, each non-employee director was granted non-vested equity shares with an aggregate value of $44,996 as of the date of grant. The non-employee directors therefore were granted 5,474 shares of non-vested equity shares, or restricted stock, with a value of $8.22 per share. These non-vested equity shares vest one year from the date of grant if the director continues to serve on the Board.

Repricings. The Compensation Committee has the authority under the 2014 Restated Plan to reprice any outstanding option or stock appreciation right without the prior approval of our stockholders. For purposes of the 2014 Restated Plan, “repricing” includes lowering the exercise price of an option or the grant price of a stock appreciation right after it is granted and canceling an option at a time when its exercise price exceeds the fair market value of the underlying stock, in exchange for an option, a restricted stock award or other equity related award.

Adjustments. In the event of a stock dividend, recapitalization, stock split, reverse stock split, spin-off, or other distribution of our stock or property, the Compensation Committee may, in its sole discretion, in order to prevent dilution or enlargement of a Participant’s rights under the 2014 Restated Plan, substitute or adjust the number and kind of shares available for grant under the 2014 Restated Plan, and subject to the various limitations set forth in the 2014 Restated Plan, the number and kind of shares subject to outstanding awards under the 2014 Restated Plan, and the exercise, settlement or grant price of awards. In addition, the Compensation Committee, in its sole discretion, may also make appropriate adjustments in the terms of any award under the 2014 Restated Plan, including modifying the performance goals or changing the length of any vesting period, to reflect such an event. The impact of a merger or reorganization or other change of control on awards outstanding under the 2014 Restated Plan shall be specified in the agreement relating to the award. Such agreement may provide for, among other things, acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms and conditions as may be contained in such written agreement; provided however, that such written agreement may not increase the maximum amount of any outstanding award.

Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2014 Restated Plan will automatically qualify for the “performance-based compensation” exception under Code Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Code Section 162(m) if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Term of 2014 Restated Plan. If approved by the stockholders, the 2014 Restated Plan will terminate on the tenth anniversary of the date of its approval of the Company’s stockholders. The Board may, in its discretion and at any earlier date, terminate the 2014 Restated Plan. Notwithstanding the foregoing, no termination of the 2014 Restated Plan will have a material adverse effect on any award theretofore granted without the consent of the Participants or the permitted transferee of the award.

Summary of Material Federal Income Tax Consequences of the 2014 Restated Plan. The following is a brief summary of certain federal income tax consequences of participation in the 2014 Restated Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2014 Restated Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options. No taxable income will be recognized by a Participant under the 2014 Restated Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of

(i) the fair market value of the stock on the date of exercise minus the exercise price; or

(ii) the amount realized on disposition minus the exercise price.

If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.

The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

Nonqualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a nonqualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is our employee is subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no election is made under Code Section 83(b) and repurchase rights are retained by us, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. Any dividends received with respect to shares subject to the restrictions will be treated as additional compensation income and not as dividend income. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to employment taxes and income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s holding period for capital gains begins on the date the restrictions on the shares lapse. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead a Code Section 83(b) election is made not later than 30 days after the date of transfer, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant’s holding period for capital gains begins on the date of grant. The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the Participant then forfeits the restricted stock, the Participant may not deduct as a loss the amount previously included in gross income. We will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by the Participant with respect to shares of restricted stock.

Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a stand alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation inherent in a stock appreciation right in stock, the amount of such appreciation will be taxed as ordinary income at the time it is received. The ordinary income the Participant recognizes will be subject to employment taxes and income tax withholding by us. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, or if a stock appreciation right payable in stock (i) has a Stock appreciation right exercise price less than the fair market value of the underlying stock on date of grant, (ii) is payable in a form other than shares of our publicly traded stock, or (iii) has a compensation deferral feature other than deferral of income until the exercise of the right, then such right may subject a Participant to certain adverse tax consequences under Code Section 409A, discussed below. We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Stock Unit Awards. Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

Performance Stock and Performance Unit Awards. Participants generally will not recognize taxable income upon the granting of performance-based awards. Instead, Participants will recognize as ordinary income, and we will have as a corresponding deduction, any cash received in payment of an amount due under the performance-based award. The ordinary income the Participant recognizes will be subject to employment taxes and tax withholding by us.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the award, the applicable holding period, the nature of any deferral feature, and the Participant’s tax basis.

Cash Awards. Awards payable in cash are includible in the Participant’s gross income when paid and deductible by us when paid or accrued.

Deferred Compensation. As noted above in the description of the 2014 Restated Plan, any deferrals made under the 2014 Restated Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2014 Restated Plan to meet the applicable tax law requirements under Code Section 409A in order to avoid its adverse tax consequences.

Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be withheld from other compensation payable to the Participant or otherwise paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award.

Non-United States Taxpayers. If a Participant is subject to the tax laws of any country other than the United States, the Participant should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the Plan.

The foregoing statement is only a summary of the material federal income tax consequences of the Plan and is based on our understanding of present federal tax laws and regulations.

Outstanding Options

Reference is made to our Annual Report Form 10-K for the year ended June 30, 2015 for information concerning outstanding options under the 2014 Stock Incentive Plan and the Predecessor Plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE GENERAL FINANCE CORPORATION AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K filed with the SEC and the unaudited financial statements included with Quarterly Reports on Form 10-Q filed with the SEC.

The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed under the rules and standards of the Public Accounting Oversight Board (“PCAOB”). These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, the reasonableness of the significant judgments and management decisions made in developing the financial statements and the testing and evaluation of the system of internal control over financial reporting. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and has received the written letter required by the PCAOB from the independent auditors.

The Audit Committee also met and discussed with the independent auditors the overall scope and objectives of the audit, the Company’s internal controls and critical accounting policies and the specific results of the audit. Management was present at all or some part of each of these meetings.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is neither the Committee’s duty nor responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not be, and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Respectfully Submitted,

James B. Roszak, Chairman

David M. Connell

Susan L. Harris

Larry D. Tashjian

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 15, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
Name	Number of Shares(1)	Percent of Class(1)
Directors and Executive Officers
Ronald F. Valenta(2)(3)	4,738,755	18.1%
James B. Roszak(2)(4)	78,008	(* )
Larry D. Tashjian(2)(5)	186,936	(* )
Manuel Marrero(2)(6)	103,383	(* )
David M. Connell(2)(7)	76,632	(* )
Susan L. Harris(2)(8)	30,633	(* )
Charles E. Barrantes(2)(9)	419,633	1.6%
Christopher Wilson(2)(10)	433,415	1.6%
Jeffrey Kluckman(2)(11)	124,971	(* )
Robert Allan(12)(13)	85,000	(* )
Theodore M. Mourouzis(14)(15)	672,501	2.6%
Jody M. Miller(2)	29,358	(* )
All executive officers and directors as a group (eleven persons)	6,546,269	25.2%
5% Stockholders
Olowalu Holdings, LLC(16)	2,680,498	10.4%
2863 S. Western Avenue Palos Verdes, California 90275
Neil Gagnon(17)	5,546,268	21.3%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019
Ronald L. Havner, Jr. and Lee Ann R. Havner(18)	2,540,655	9.8%
c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101
Ebb Tide Investments Limited(19)	1,369,336	5.3%
Second Floor Windsor Place 22 Queen Street Hamilton, HM HX Bermuda

(1)	Based on 26,008,878 shares of common stock outstanding as of October 15, 2015. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.
(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.
(3)	Includes 4,444,749 (including 135,500 restricted shares) shares owned, 58,006 shares owned by Mr. Valenta’s wife and minor children and 236,000 shares that may be acquired upon exercise of options.

(4)	Includes 60,008 shares owned (including 9,133 restricted shares) and 18,000 shares that may be acquired upon exercise of options.
(5)	Includes 13,500 shares owned by Mr. Tashjian’s children over which Mr. Tashjian exercises investment power and 8,898 restricted shares and 23,500 shares owned by a family limited partnership.
(6)	Includes 85,383 shares owned (including 9,133 restricted shares) and 18,000 shares that may be acquired upon exercise of options.
(7)	Includes 58,632 shares owned (including 9,133 restricted shares) and 18,000 shares that may be acquired upon exercise of options.
(8)	Includes 12,633 shares owned (including 9,133 restricted shares) and 18,000 shares that may be acquired upon exercise of options.
(9)	Includes 72,750 shares (including 39,500 restricted shares) owned and 346,883 shares that may be acquired upon exercise of stock options.
(10)	Includes 86,532 shares (including 32,500 restricted shares) owned and 346,883 shares that may be acquired upon exercise of stock options
(11)	Includes 61,638 shares (including 29,500 restricted shares) owned, 525 shares owned by Mr. Kluckman’s minor children and 63,333 shares that may be acquired upon exercise of stock options.
(12)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077
(13)	Includes 85,000 shares that may be acquired upon the exercise of stock options.
(14)	Business address is 9155 Harrison Park Court, Indianapolis, Indiana 46216.
(15)	Includes 505,168 shares (including 14,500 restricted shares) owned, 2,819 shares owned by Mr. Mourouzis’ minor children and 167,333 shares that may be acquired upon exercise of stock options.
(16)	Information is based upon Amendment No. 4 to Schedule 13G filed on January 3, 2013. Olowalu Holdings, LLC (“Olowalu”), is a Hawaiian limited liability company, of which Rick Pielago and Marc Perez are the managers. Olowalu shares voting and investment power as to all of the shares shown with U.S. Commonwealth Life A.I., a Puerto Rican company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of the shares held by the Trust. Mr. Pielago and Mr. Perez may be deemed to be the control persons of Olowalu, and Mr. Pielago may be deemed to be the control person of the Ronald Valenta Irrevocable Life Insurance Trust No. 1.
(17)	Information is based upon Amendment Number 7 to Schedule 13D filed on December 10, 2014.
(18)	Information is based upon Amendment No. 4 to Schedule 13D filed on December 31, 2012. The shares shown consist of 1,038,655 shares owned by the Havner Family Trust, 2,000 shares held by Ronald L. Havner, Jr. and 1,500,000 shares owned by JCS Ventures II, LLC, a limited liability company of which Mr. Havner and Mrs. Havner act as managers.
(19)	Information is based on Amendment No. 5 to Schedule 13G filed January 3, 2013. Ebb Tide Investments Limited (“Ebb Tide”) is a Bahamas limited company, of which Colin James is the director. Ebb Tide shares voting power with Magna Carta Life Insurance Ltd. (“Magna Carta”), a Bermuda limited company. Ebb Tide, Magna Carta and HFD Family Trust (“HFD Trust”), a Cayman Islands Trust of which Rick J. Pielago is the protector. The HFD Trust is an irrevocable family trust established by Ronald F. Valenta in August 2008 for the benefit of his minor children and their descendants. Mr. Valenta, himself, is not the beneficiary of the HFD Trust, and neither he nor his minor children nor their descendants have voting or investment power, of any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of the shares held by Ebb Tide, Magna Carta and the HFD Trust. Colin James may be deemed to be the control person of Magna Carta, and Mr. Pielago may be deemed to be the control person of Ebb Tide and the HFD Trust.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% stockholders to file reports with the SEC on changes in their beneficial ownership of common stock and to provide us with copies of the reports. On July 30, 2015 it was discovered that a Form 4 had not been filed for the purchase of common stock by Eric Weber on November 14, 2014, and a Form 4 was filed for this transaction on July 30, 2015. Except for the foregoing transaction, we believe that all directors, executive officers and 10% stockholders filed all required reports on a timely basis in fiscal year 2015.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEEE REPORT

The following report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2015 Proxy Statement. Based on our review and discussion, we have recommended to the Board that the following Compensation Discussion and Analysis be included in the Company’s 2015 Proxy Statement.

Compensation Committee

David M. Connell (Chair)

Susan L. Harris

James B. Roszak

Larry D. Tashjian

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Objectives

The Company’s compensation program aligns the interests of our executive officers with the interests of our stockholders. The Company’s compensation programs do so by establishing short-term and long-term and strategic goals to increase stockholder value and rewarding the achievement by executive officers of those goals. The Compensation Committee periodically reviews and makes recommendations with respect to the adoption and implementation of equity-based and non-equity based compensation plans for executive officers. We therefore structure the compensation of our executive officers to reward the achievement of the strategic goals that drive stockholder value.

Advisory Vote in Executive Compensation

The Company held its initial advisory vote on executive compensation at its annual meeting of stockholders in December 2013 at which time a non-binding, advisory vote on executive compensation was approved. At our 2013 annual meeting of stockholders in December 2013, we held our first advisory vote on the frequency of future advisory votes on executive compensation and the Company’s stockholders voted to hold a triennial vote on executive compensation. The next non-binding, advisory vote on executive compensation and upon the frequency of future votes on executive compensation will occur at the Company’s 2016 annual stockholder meeting.

Executive Compensation Program

The Compensation Committee of the Board is responsible for the establishment and development of the Company’s compensation philosophy. The Compensation Committee establishes, implements and monitors the structure of the Company’s executive compensation program.

The Compensation Committee designs the executive compensation program to achieve the following key goals:

•	Reinforce the business strategy;

•	Balance rewards addressing both short-term and long-term strategic objectives;

•	Motivate executives to deliver a high degree of business performance without encouraging unnecessary risk taking;

•	Align executives’ interests with the stockholders’ interests; and

•	Attract and retain talented executives whose skills and achievements will increase stockholder value.

In May 2011, the Company completed an initial public offering in Australia of a non-controlling interest in Royal Wolf Holdings Limited (“Royal Wolf Holdings”). Following the initial public offering General Finance Corporation owned and continues to own a majority of the capital stock of Royal Wolf Holdings. In connection with the initial public offering (“IPO”), a board of directors and a Nomination and Remuneration Committee composed of a majority of independent directors were elected. General Finance Corporation and Royal Wolf Holdings also entered into a Separation Agreement in connection with the initial public offering by Royal Wolf Holdings. The Nomination and Remuneration Committee of Royal Wolf Holdings recommends compensation arrangements for Mr. Allan to the board of directors of Royal Wolf Holdings, which approves Mr. Allan’s compensation arrangements, subject to the rights of General Finance Corporation under the Separation Agreement. The Separation Agreement provides that while General Finance Corporation owns a majority of Royal Wolf Holdings, prior to entering into or proposing any arrangement or agreement relating to employment or remuneration with any person deemed to be a “named executive officer” of General Finance Corporation, take into account the views of General Finance Corporation. The Separation Agreement also provides that Royal Wolf Holdings may not enter into an arrangement or agreement relating to employment or remuneration with any person deemed to be a named executive officer unless unanimously approved by the Royal Wolf Holdings board of directors, on which a director appointed by General Finance Corporation serves, or, the shareholders of Royal Wolf Holdings.

The Compensation Committee determines the structure and amount of all executive officer compensation, including grants of equity and non-equity compensation, after receiving recommendations from management and input from its independent compensation consultant, Semler Brossy.

The Compensation Committee believes the structure and implementation of the executive compensation program in fiscal year 2015 implemented its compensation philosophies. The structure of the non-equity, performance-based incentive compensation for fiscal year 2015, which set 80% of the potential annual bonus for our chief executive officer, 75% of the potential bonus for our chief financial officer, 60% for our vice president of business development and 22.7% for our general counsel based upon achieving earnings before interest, income taxes, depreciation and amortization and after non-operating costs, or EBITDA. The remaining non-equity, performance-based incentive compensation for these executives was based on the attainment of key performance indicators created for each executive. The Nomination and Remuneration of Royal Wolf Holdings established non-equity performance based compensation for fiscal year 2015 for Mr. Allan under which 60.7% of his potential bonus based on Royal Wolf Holdings’ achievement of EBITDA goals, 14.3% on delivery of a strategic plan, 14.3% upon attaining certain safety criteria and 10.7% based upon organization implantation and mentoring. The Compensation Committee believes this compensation program structure focuses the executive team on increasing revenues and profitability, a key element of the Company’s business strategy. Other non-financial objectives of performance-based incentive compensation included keeping capital expenditures below budget, improving back office efficiency, debt covenant compliance, improvement of sales techniques and individual goals. The Compensation Committee believes that the compensation plans of Lone Star Tank Rental Inc. (“Lone Star”), Pac-Van, Inc. (“Pac-Van”), Royal Wolf Holdings and Southern Frac, LLC (“Southern Frac”), and the risks taken by their respective management teams to meet compensation plan goals, do not vary significantly between the four businesses.

The Compensation Committee also believes that compensation plans and practices of the Company, Lone Star, Pac-Van, Royal Wolf Holdings and Southern Frac do not create risks that are reasonably likely to have a material adverse effect on the Company. For fiscal year 2016, non-equity, performance-based compensation goals are based upon a variety of metrics, which include EBITDA, the completion of acquisitions, risk management, the implementation of best practices, and the increase of revenues from certain product lines, safety and accounts receivable. This variety of metrics requires executives to consider a variety of operating results in pursuing their compensation goals. The Compensation Committee believes that the structure of the non-equity, performance-based compensation emphasize long-term results, thereby reducing the risk that executives would take undue risk to achieve short-term goals. The Compensation Committee therefore believes the structure of the compensation plans for annual bonuses and the vesting of equity awards stock do not create risks that are reasonably likely to have a material adverse effect on the Company.

For the fiscal year 2015, the principal components of compensation for the principal executive officer, the principal financial officer and the other three most highly compensated executive officers, or collectively the Named Executive Officers, were:

1.	Annual base salary;

2.	Non-equity performance-based annual incentive compensation; and

3.	Long-term equity incentive compensation.

In fiscal year 2015, Semler Brossy continued to advise the Compensation Committee with respect to setting compensation levels and awards for our Named Executive Officers. Semler Brossy provided the Compensation Committee with an analysis of the compensation program of the Company and a benchmarking analysis which compared each element of the Company’s compensation program with the compensation program of industry competitors and other comparable companies. Our Compensation Committee made all final compensation decisions for our Named Executive Officers for fiscal year 2015, except for Mr. Allan for whom all final compensation decisions are made by the Nomination and Remuneration Committee of Royal Wolf Holdings.

Elements of Compensation.

Base Salaries. Annual base salaries provide executive officers with a minimum level of cash compensation. We establish base salaries at levels so that a significant portion of the total cash compensation such executives can earn is performance-based (through annual incentive compensation). Base salaries are set based on factors, as applicable, that include whether a salary level is competitive with comparable companies, the recommendations of Mr. Valenta as the Chief Executive Officer for the other Named Executive Officers and the business judgment of the members of the Compensation Committee, as discussed further below. The Compensation Committee reviews base salaries annually for the Named Executive Officers. Messrs. Valenta, Barrantes, Wilson and Kluckman received 6.25%, 7.7%, 2.2% and 2.2% increases, respectively, in base salary in fiscal year 2015.

Bonuses. Annual cash bonuses are designed to reward our executive officers, including each of the Named Executive Officers and certain employees, for achievement of financial and operational goals and individual performance objectives to enable us to meet long and short-term goals. In fiscal year 2015 the objectives related to financial factors, such as goals for EBITDA, accounts receivable, revenues from certain product lines and the achievement of other corporate, operational and financial goals. These goals and bonuses are determined annually at the discretion of the Compensation Committee in consultation with Mr. Valenta as the Chief Executive Officer.

The Committee’s decision to pay a portion of the annual cash bonuses for fiscal year 2015 performance was based upon the achievement of some of the Company’s strategic goals by the Named Executive Officers and other officers. The Compensation Committee predetermined strategic goals for each Named Executive Officer, assessed the achievement of those goals and determined actual bonus amounts based upon the recommendations of Mr. Valenta and their collective business judgment. The Compensation Committee sets these goals after considering a variety of factors. The Compensation Committee does not believe that the structure of the bonuses or equity based compensation will require the executive officers to operate the Company’s businesses in ways or using methods that will expose the Company to risks that are reasonably likely to have a material adverse effect on the Company.

Equity-Based Compensation. Equity awards of stock options and restricted stock are long-term incentives designed to reward long-term growth in the stockholder value. Stock option and restricted stock awards assist in the retention of executives because they are not exercisable at the time of grant and achieve their maximum value only if vesting conditions, which include performance goals and continued employment are met. Stock options have value solely to the extent that the price of our common stock increases over the exercise price set as of the date of grant. The Compensation Committee believes that our executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of our business. The Compensation Committee seeks to create this incentive by granting executive officers stock options and restricted stock.

Stock Option and Restricted Stock Grant Practices

Grants of stock options and restricted stock to all of our executive officers and other employees, including the Named Executive Officers, must be approved by the Compensation Committee, which consists entirely of independent directors. Grants occur only at meetings of the Compensation Committee and such grants are made effective as of the date of the meeting or a future date, as in the case of the hiring of a new employee. Awards of stock options and restricted stock are not timed in coordination with the release of material non-public information. The exercise price of all stock options and restricted stock granted is equal to the closing market price of our common shares on the date of grant so that the executive officer may not profit from the option unless the price of our common shares increases.

The Compensation Committee determines stock option and restricted stock award levels in their discretion, primarily based on the recommendations of Mr. Valenta, consideration of the importance of an individual’s responsibilities and performance within the Company and equity awards at comparable companies.

Options and restricted stock granted by the Compensation Committee also are designed to help us retain executive officers in that options and restricted stock are not exercisable at the time of grant, and achieve their maximum value only if performance criteria are met or if the executive remains in the Company’s employ for a period of years. All options granted in fiscal year 2015 vest ratably over three years based on continued employment. The Compensation Committee believes that these vesting arrangements align the interests of option holders with stockholders by emphasizing a long-term view of building stockholder value. The Compensation Committee also believes that multi-year vesting reduces the risks that could arise from undertaking initiatives to realize annual EBITDA goals, such as through acquisitions or capital expenditures, that could attain short-term goals while adversely effecting long-term shareholder value.

Named Executive Officers were granted restricted stock in fiscal year 2015 that vest based on continued employment on the first anniversary of the date of grant.

Grants of stock options and restricted stock under the Company’s 2009 Stock Incentive Plan, the 2014 Stock Incentive Plan and the proposed 2014 Restated Plan are subject to the recoupment provisions include in each plan which require each optionholder to forfeit all or any portion of an option grant and to reimburse the Company for all proceeds received from exercising stock options and restricted stock if (i) payment, grant or vesting was predicated on the achievement of financial results that were subsequently the subject of a material financial misstatement, (ii) the Board determines the optionholder or holder of restricted stock engaged in fraud or misconduct that caused or partially caused the material financial restatement of the Company or any affiliate and (iii) a lower payment, award or vesting would have occurred based on the financial results.

Role of Executive Officers.

In general, Mr. Valenta attends all meetings of the Compensation Committee at which compensation of the other Named Executive Officers or compensation policy is reviewed other than when his compensation is being discussed. Mr. Valenta does not vote on items before the Compensation Committee, but Mr. Valenta may not present during voting or deliberations concerning his compensation in accordance with the Compensation Committee Charter. The Compensation Committee and the Board solicit Mr. Valenta’s views on the performance of the executive officers who report to him.

Compensation Surveys.

Each component of compensation we pay to our Named Executive Officers—salary, cash bonuses, stock options and restricted stock—is based generally on the Committee’s assessment of each individual’s role and responsibilities. Consideration of market rates is an additional factor reviewed by the Committee in determining compensation levels. The Compensation Committee engaged Semler Brossy as its compensation consultants to analyze the Company’s compensation program, to provide a benchmarking analysis which compared the Company’s compensation program to industry peers and comparable companies and to assist with the design and implementation of the Company’s compensation program.

The Compensation Committee also bases its payment of base salary and annual bonuses for Named Executive Officers, other than the chief executive officer, on the attainment of objectives established by the Compensation Committee, based upon recommendations from Mr. Valenta. In establishing individual bonuses for senior executives, the Compensation Committee considers growth in the enterprise value, common stock price, EBITDA and other financial and corporate objectives, together with the executive officer’s contribution to the Company’s growth and profitability.

Compensation of Executives

The Compensation Committee sets the base salaries, bonus and equity compensation for the Named Executive Officers after consideration of the recommendations prepared by Mr. Valenta with respect to the appropriate amounts to reward and incentivize each Named Executive Officer. Mr. Valenta used information relating to each executive officer’s responsibilities and achievements in accomplishing the corporate objectives set by the Compensation Committee for the previous year, his assessment of the individual performance of each Named Executive Officer and to recommend to the Compensation Committee the annual incentive bonuses for each of the other Named Executive Officers.

In June 2015, the Compensation Committee considered the achievement of the Company’s fiscal year 2015 revenues and EBITDA and the recommendations of Mr. Valenta with respect to the individual performance of the other Named Executive Officers and the payment of bonuses for fiscal year 2015. The Compensation Committee considered the completion by the Named Executive Officers of certain strategic and operational initiatives during fiscal year 2015, such as General Finance Corporation exceeding its EBITDA targets and Pac-Van and Southern Frac operating results exceeding its EBITDA targets for fiscal year 2015.

Based on the review of the Compensation Committee and the consideration of Mr. Valenta’s recommendations, Mr. Valenta’s received a bonus of $125,000 for fiscal year 2015, and Mr. Valenta’s annual base salary and target bonus amount for fiscal year 2015 will be $425,000 and $375,000, respectively. Mr. Barrantes, Mr. Wilson, Mr. Kluckman and Mr. Allan received bonuses for the achievement of specific individual objectives, and no bonuses based on EBITDA targets were awarded to Messrs. Barrantes, Wilson, Kluckman and Allan. Mr. Barrantes received his bonus based on back-office compliance with the Sarbanes-Oxley Act of 2002, as amended, assisting with the completion of capital markets initiatives, visiting field operations, completion of investor conferences and investor relations objectives. The specific objectives for the payment of a portion of Mr. Wilson’s bonus included the management of legal counsel, timely and accurate legal filings, project deliveries, risk, insurance and claims. Mr. Allan received his bonus based on the attainment of certain strategic objectives, safety program improvements and leadership and mentoring, while Mr. Kluckman’s specific objectives included delivering analyses of acquisition targets, completion of acquisitions and attendance at industry-related conferences. Following its assessment of their completion of strategic and operational initiatives, the Compensation Committee awarded cash bonuses for fiscal year 2015 to Mr. Barrantes of $60,000, to Mr. Wilson of $50,000, to Mr. Allan of $42,119 and to Mr. Kluckman of $65,000. Mr. Kluckman also received a special performance award of $25,000 in December 2014.

The implementation of the executive compensation program also underlined our commitment to pay for performance. Executives who achieved annual, long-term and strategic goals received compensation in accordance with their compensation plans, while executives who failed to achieve their goals received compensation corresponding to their performance. The Company’s chief executive officer received 24.4% of his target bonus based on the completion of investor relations objectives, development of the Company’s North America leasing operations, acquisitions objectives, continued development of the Company’s strategic plan and assisting the Board with the development of the Company’s succession plan.

The executive compensation program therefore reflected the Company’s compensation philosophies by reducing executive compensation when the Company’s business goals were not met.

In June 2015, after consultation with Mr. Valenta, the Compensation Committee set fiscal year 2016 corporate and individual performance targets and the related target 2016 annual cash bonuses for the Named Executive Officers. The Compensation Committee determined that the corporate performance targets for annual cash bonuses for fiscal year 2016 performance for each of the Named Executive Officers would be if the Company achieves specific EBITDA goals. The Committee believes that the goals are challenging but achievable. Neither the Committee nor Mr. Valenta believe that the fiscal year 2016 goals will require the Named Executive Officers to take risks to achieve their EBITDA goals that are reasonably likely to have a material adverse effect on the Company.

Severance

Pursuant to separate employment agreements with Mr. Valenta, Mr. Barrantes, Mr. Wilson and Mr. Kluckman, we will make a severance payment equal to one year’s salary if such person’s employment is terminated by General Finance without cause or by the employee for good cause, each as defined in their respective employment agreements.

Each of these four employment agreements provide that each executive may be terminated for cause, and General Finance would therefore not be required to pay severance equal to one year’s salary, if such executive breaches his employment agreement, commits any act of personal dishonesty, fraud or breach of fiduciary duty or trust, is convicted of or pleads guilty or no contest to any theft, fraud, breach of fiduciary duty or crime involving moral turpitude or felony, committed acts which give rise to liability for discrimination or harassment, violates directions from the Board or chief executive officer, acts in a manner that harms the reputation of General Finance, is found liable of violating securities or other laws, fails to advance or cooperate with any investigation by General Finance or misrepresents his experience or employment history.

Each of Mr. Valenta, Mr. Barrantes, Mr. Wilson and Mr. Kluckman may terminate their employment for good reason and receive severance equal to one year’s salary if General Finance reduces their base salary, permanently relocates their place of employment more than 40 miles from their current residence, hires a person to perform the job functions currently performed by such executive or assigns such executive duties beneath the duties they ordinarily perform.

We may also elect to pay six months’ compensation to Mr. Allan in lieu of providing six months prior notice of termination of his employment.

Clawback Policy

In accordance with the Dodd-Frank, the Compensation Committee has adopted recoupment provisions in the Company’s 2009 Plan, 2014 Stock Incentive Plan, the 2014 Restated Plan and in equity award agreements. The Compensation Committee will adopt an amended clawback policy once the SEC has adopted final rules to implement the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Perquisites and Other Personal Benefits

Except for the car allowance of $2,500 per month for Mr. Valenta, we do not have programs in place to provide personal perquisites for our executive officers. Mr. Valenta, Mr. Barrantes, Mr. Wilson and Mr. Kluckman participate in the medical and dental insurance of Pac-Van at the expense of the Company. Messrs. Valenta, Barrantes, Kluckman and Wilson are also eligible to participate in the 401(k) retirement plan of Pac-Van, Inc. Mr. Allan participates in medical and dental insurance of Royal Wolf and Royal Wolf contributes to Mr. Allan’s retirement plan as required by Australian law. We do not have any other retirement plans under which our executive officers may participate.

Tax & Accounting Considerations

Deductibility of Executive Compensation—Code Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and the three other highest paid employees of a publicly held corporation (other than the chief financial officer). Certain performance-based compensation awarded under a plan approved by stockholders is excluded from that limitation. Awards of stock options and our annual cash incentive awards are designed in general to qualify for deduction as performance-based compensation. However, while the Compensation Committee considers the tax deductibility of compensation, the Committee has and may approve compensation that does not qualify for deductibility in circumstances it deems appropriate to promote varying corporate goals.

Accounting for Stock-Based Compensation. For the issuances of stock options, the Company follows the fair value provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. FASB ASC Topic 718 requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. For a discussion of valuation assumptions used in the calculation of these amounts for fiscal year 2015, see Note 2, “Summary of Significant Accounting Policies,” and Note 9, “Equity Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2015 filed with the SEC on September 11, 2015.

Summary Compensation Table

The following table contains summary compensation information of the following executive officers, or our “Named Executive Officers,” for fiscal years 2015, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(2)	All Other Compensation	Total
Ronald F. Valenta	2015	$425,000	$125,000	$354,250	$149,000	$—	$1,053,250
Chief Executive Officer(4)	2014	400,000	300,000	231,250	189,700	—	1,120,950
	2013	325,000	225,000	201,565	129,000	—	880,565

Charles E. Barrantes	2015	$280,000	$60,000	$81,750	$41,500	$—	$463,250
Chief Financial Officer and	2014	260,000	145,000	92,500	68,800	—	566,300
Executive Vice President(4)	2013	250,000	125,000	64,235	49,900	—	489,135

Christopher A. Wilson	2015	$225,000	$50,000	$54,500	$41,500	$—	$371,000
General Counsel, Vice	2014	220,000	105,000	74,000	68,800	—	467,800
President and Secretary(4)	2013	200,000	121,250	64,235	126,600	—	512,085

Jeffrey A. Kluckman	2015	$235,000	$90,000	$—	$198,100	$—	$523,100
Executive Vice President,	2014	230,000	250,000	138,750	40,300	—	659,050
Business Development(4)	2013	190,000	125,000	64,235	24,600	—	403,835

Robert Allan	2015	$433,345	$42,119	$427,614	$1,600	$—	$904,678
Chief Executive Officer,	2014	504,987	169,902	378,595	7,700	—	1,061,184
Royal Wolf(1)(3)	2013	458,635	129,873	184,016	28,400	—	800,924

(1)	Australian dollar to U.S. dollar exchange rates used were 0.7658 for fiscal year 2015, 0.9439 for fiscal year 2014 and 0.9146 for fiscal year 2013.
(2)	The amounts shown are derived from the amounts of compensation expense recognized by us relating to the grants of stock options, as described in FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculation of these amounts, see Note 2, “Summary of Significant Accounting Policies,” and Note 9, “Equity Plans,” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended June 30, 2015 (“Annual Report on Form 10-K”).
(3)	Stock awards represent compensation expense recognized for 170,000 performance rights for Royal Wolf Holdings (“RWH”) capital stock earned under the Royal Wolf Long Term Incentive Plan (“RWH LTI Plan”) in fiscal year 2012 and an additional 204,000, 226,000 and 291,112 performance rights earned in fiscal year 2013, fiscal year 2014 and fiscal year 2015, respectively. For a discussion of the RWH LTI Plan, see Note 9 “Equity Plans” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.
(4)	Stock awards in fiscal year 2015, 2014 and 2013 represent non-vested equity shares, or restricted stock, which value is computed by the number of shares granted times the closing market price of our common stock on the date of grant, or $5.45, $9.25 and $4.43 per share, respectively. The number of non-vested equity shares granted was calculated based upon the probable outcome of the performance conditions being achieved at the 100% target level. However, the ultimate value received by an executive, if any, of the non-vested equity share award will depend upon not only the actual number of shares earned based on the level of attainment of these performance conditions, but also the share price of our common stock on the date an executive sells those shares once the restrictions are removed. For a discussion of these non-vested equity shares, or restricted stock, see Note 9 “Equity Plans” of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K.

Plan-Based Awards

The following table provides information concerning each grant of an award made to the Named Executive Officers in fiscal year 2015 under the equity compensation plans.

		Option Awards			Stock Awards
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shares)	Grant Date Fair Value of Option Awards ($)	All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Ronald F. Valenta	6/15/2015	—	$—	$—	—	—	$—	$354,250
Charles E. Barrantes	6/15/2015	—	—	—	—	—	—	81,750
Christopher A. Wilson	6/15/2015	—	—	—	—	—	—	54,500
Jeffrey A. Kluckman	6/15/2015	125,000	5.45	473,517	—	—	—	473,517

(1)	Amounts reflect the full grant date fair value of each non-vested equity, or restricted stock, award. The number is calculated by multiplying the fair market value of our common share on the date of the grant by the number of shares awarded, which was calculated upon the probable outcome of the performance conditions being achieved at the 100% of target level. Stock awards are entitled to receive dividends if and when and at the same rate that would be paid to all of our common stockholders.

The following table provides information concerning outstanding equity awards as of June 30, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(11)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Ronald F. Valenta	76,000	—	(6)	—	$1.06	9/15/2020	—	$—
	80,000	—	(8)	—	3.11	8/15/2021	—	—
	—	80,000	(7)	—	3.15	6/7/2022	135,500	707,310

Charles E. Barrantes	225,000	—	(1)	—	7.30	9/11/2016	—	—
	20,000	—	(5)	—	1.28	1/26/2020	—	—
	28,500	—	(6)	—	1.06	9/15/2020	—	—
	30,000	—	(7)	—	3.00	6/23/2021	—	—
	—	30,000	(7)	—	3.15	6/7/2022	—	—
	13,333	6,667	(9)	—	4.43	6/7/2023	39,500	206,190

Christopher A. Wilson	225,000	—	(2)	—	9.05	12/14/2017	—	—
	20,000	—	(5)	—	1.28	1/26/2020	—	—
	28,500	—	(6)	—	1.06	9/15/2020	—	—
	30,000	—	(7)	—	3.00	6/23/2021	—	—
	—	30,000	(7)	—	3.15	6/7/2022	—	—
	13,333	6,667	(9)	—	4.43	6/7/2023	32,500	169,650

Jeffrey A. Kluckman	20,000	—	(4)	—	1.28	1/26/2020	—	—
	—	30,000	(7)	—	3.15	6/7/2022	—	—
	13,333	6,667	(9)	—	4.43	6/7/2023	—	—
	—	125,000	(10)	—	5.45	6/15/2025	29,500	153,990

Robert Allan	85,000	—	(3)	—	8.80	1/22/2018	—	—

(1)	These options vested in five equal annual installments on September 11 of each of 2007, 2008, 2009, 2010 and 2011 and have a ten-year term.
(2)	These options vested in five equal annual installments on December 14 of each of 2008, 2009, 2010, 2011 and 2012 and have a ten-year term.
(3)	These options vested in five equal annual installments on January 22 of each of 2009, 2010, 2011, 2012 and 2013 and have a ten-year term.
(4)	These options vested in three equal installments on January 10 of each of 2011, 2012 and 2013 and have a ten-year term.
(5)	These options vested over 20 months and were subject to performance conditions based on, among other things, achieving a certain EBITDA target for fiscal year 2010. These stock options have a ten-year term.
(6)	These options vest over four years subject to achieving a three-year cumulative EBITDA target, subject to adjustment for U.S. Dollar to Australian currency exchange rates and debt levels over established thresholds and have a ten-year term.
(7)	These options vest over 42 months subject to achieving a three-year cumulative EBITDA target, subject to adjustment for U.S. Dollar to Australian currency exchange rates and debt levels over established thresholds and have a ten-year term.
(8)	These options vest over 40 months subject to achieving a three-year cumulative EBITDA target, subject to adjustment for U.S. Dollar to Australian currency exchange rates and debt levels over established thresholds and have a ten-year term.
(9)	These options vest in three equal installments on June 7 of each of 2014, 2015 and 2016, subject to continued service with us, and have a ten-year term.
(10)	These options vest in three equal installments on June 15 of each of 2016, 2017 and 2018, subject to continued service with us, and have a ten-year term.
(11)	These non-vested stock equity, or restricted stock, awards vest over 12-18 months at June 30, 2015, subject to achieving a 100% level of adjusted EBITDA and return of capital targets for the fiscal years ending June 30, 2014 and 2015 for fiscal year 2013 grants and for the fiscal year ending June 30, 2015 and 2016 for fiscal year 2014 grants, and subject to continued services with us. The fiscal year 2015 grants vest over one year, and subject to continued service with us.
(12)	Market price assumes a price of $5.22 per share, the closing price for our common shares on June 30, 2015.

Robert Allan exercised 38,000 stock options at an exercise price of $1.06 per share during fiscal year 2015. No other Named Executive Officer exercised any stock options, nor were there any vesting of non-vested equity share awards, during fiscal year 2015.

Employment Agreements

On February 11, 2009, we entered into an employment agreement with Ronald F. Valenta, under which he agreed to serve as our Chief Executive Officer. Under the employment agreement, Mr. Valenta’s base salary was originally $200,000 per year and his annual bonus was originally 35% of his base salary. The Compensation Committee has approved increases in Mr. Valenta’s base salary and annual bonus in recognition of his achievements and to incentivize his continuing performance. Mr. Valenta received a base annual salary of $425,000 during fiscal year 2015 and upon attaining certain performance objectives is eligible to receive an annual bonus in fiscal year 2016 of approximately 88.2% of his base salary, subject to increases if EBITDA or other targets are exceeded and provided he is employed on the last day of such year. We reimburse Mr. Valenta up to $2,500 per month for a car allowance. Mr. Valenta is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agreed to serve as our Executive Vice President and Chief Financial Officer. Under the employment agreement, Mr. Barrantes’ base salary and annual bonuses were originally $200,000 and 35% of his base salary. The Compensation Committee has approved increases in Mr. Barrantes’ base salary and annual bonus in recognition of his achievements and to incentivize his continuing performance. Mr. Barrantes received a base annual salary of $280,000 during fiscal year 2015 and upon attaining certain performance objectives is eligible to receive an annual bonus in fiscal year 2016 of approximately 44.6% of his base salary, subject to increases if EBITDA or other targets are exceeded and provided he is employed on the last day of such year. We reimburse Mr. Barrantes for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Barrantes is entitled to participate on the same basis in all offered benefits or programs as any other employee. On June 30, 2009, we entered into an amended and restated employment agreement with Mr. Barrantes that provides that Mr. Barrantes is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement.

On December 14, 2007, we entered into an employment agreement with Christopher A. Wilson, under which he agreed to serve as our General Counsel, Vice President and Secretary. Under the employment agreement, Mr. Wilson’s base salary and annual bonuses were originally $200,000 and 35% of his base salary. The Compensation Committee has approved increases in Mr. Wilson’s base salary and annual bonus in recognition of his achievements and to incentivize his continuing performance. Mr. Wilson received a base annual salary of $225,000 during fiscal year 2015, and upon attaining certain performance objectives, is eligible to receive an annual bonus in fiscal year 2016 of up to 44.8% of his base salary, subject to increases if EBITDA or other targets are exceeded and provided he is employed on the last day of such year. Mr. Wilson is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Wilson for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Wilson is entitled to participate on the same basis in all offered benefits or programs as any other employee.

On September 15, 2011, we entered into an employment agreement with Jeffrey A. Kluckman, under which he agreed to serve as our Vice President, Business Development. Under the employment agreement, Mr. Kluckman’s base salary was originally $180,000. The Compensation Committee has approved increases in Mr. Kluckman’s base salary and annual bonus in recognition of his achievements and to incentivize his continuing performance. Mr. Kluckman received a base annual salary of $235,000 during fiscal year 2015, and is eligible to receive a discretionary annual bonus of approximately 53.2% of this base salary, subject to increases if EBITDA or other targets are exceeded and provided he is employed on the last day of such year. Mr. Kluckman is entitled to a severance payment equal to one year’s salary if his employment is terminated without cause, as defined in the employment agreement. We reimburse Mr. Kluckman for health, dental, vision and supplemental disability premiums for himself and his family. Mr. Kluckman is entitled to participate on the same basis in all offered benefits or programs as any other employee.

On May 30, 2014, RWH and Robert Allan entered into that certain Employment Agreement dated May 30, 2014 (the “Employment Agreement”) with a three-year term under which Mr. Allan will serve as the Chief Executive Officer and Managing Director commencing on July 1, 2013. The Employment Agreement provides for, among other things, fixed remuneration of A$535,000 per year (including superannuation contributions), an annual short term incentive equal to 25% of Mr. Allan’s fixed remuneration based on the attainment of performance goals, a long term incentive award to be earned in accordance with the terms of the RWH LTI Plan and a special incentive of A$300,000 (the “Special Incentive”) which will vest in three equal tranches on July 1 of each of 2016, 2017 and 2018. The Special Incentive is subject to Mr. Allan not resigning, being summarily dismissed and complying with any post termination restrain provisions, and the Special Incentive may be converted, upon the approval of the shareholders of RWH at the 2014 annual general meeting, into 106,112 performance rights.

The employment agreements of Mr. Valenta, Mr. Barrantes, Mr. Wilson and Mr. Kluckman will terminate upon the date of their death or in the event of a physical or mental disability that renders either of them unable to perform his duties for 60 consecutive days or 120 days in any twelve-month period. Mr. Valenta, Mr. Barrantes, Mr. Wilson and Mr. Kluckman may terminate their respective employment agreements at any time upon 30 days’ notice to us, and we may terminate these agreements at any time upon notice to Mr. Valenta, Mr. Barrantes, Mr. Wilson or Mr. Kluckman.

In approving Mr. Valenta’s, Mr. Barrantes’, Mr. Kluckman’s and Mr. Wilson’s compensation, the Board reviewed information provided by management regarding the compensation of comparable level officers of public companies, including companies in the equipment leasing business. The Board also considered the size and stage of development of the Company, Mr. Valenta’s, Mr. Barrantes’, Mr. Kluckman’s and Mr. Wilson’s experience and prior compensation, and the scope of the services that each would be required to render (particularly given the lack of support staff and the need to implement policies and procedures). The Board determined that Mr. Valenta’s, Mr. Barrantes’, Mr. Kluckman’s and Mr. Wilson’s compensation should consist of a base salary, the opportunity for a material performance-based bonus and stock options and awards.

Potential Payments Upon Termination of Employment or Change in Control

As of June 30, 2015, we had no agreements or arrangement with any executive officer that provides for payments upon termination of employment, except that the employment agreements of Mr. Valenta, Mr. Barrantes, Mr. Kluckman and Mr. Wilson provide that each is entitled to a lump sum severance payment of twelve months base salary if we terminate their employment without “cause” or he terminates his employment for “good reason.” We have no other agreements or arrangements with any executive officer that provide for payments upon a change of control.

TRANSACTIONS WITH RELATED PERSONS

Effective January 31, 2008, the Company entered into a lease with an affiliate of Ronald F. Valenta for its corporate headquarters in Pasadena, California. The rent is $7,393 per month, effective March 1, 2009, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year renewal options, and the rent is adjusted yearly based on the consumer price index. On October 11, 2012, the Company exercised its option to renew the lease for an additional five-year term commencing February 1, 2013. Rental payments were $110,000 in each of fiscal year 2013, fiscal year 2014 and fiscal year 2015.

Effective October 1, 2008, the Company entered into a services agreement with an affiliate of Mr. Valenta for certain accounting, administrative and secretarial services to be provided at the corporate offices and for certain operational, technical, sales and marketing services to be provided directly to the Company’s operating subsidiaries. Charges for services rendered at the corporate offices will be, until further notice, at $7,000 per month and charges for services rendered to the Company’s subsidiaries will vary depending on the scope of services provided. The services agreement provides for, among other things, mutual modifications to the scope of services and rates charged and automatically renews for successive one-year terms, unless terminated in writing by either party prior to the fiscal year end. Total charges to the Company at the corporate office for services rendered under this agreement totaled $84,000 in both fiscal year 2013 and fiscal year 2014. The services agreement was terminated by the Company effective June 30, 2014.

Revenues at Pac-Van from affiliates of Mr. Valenta totaled $64,000 and $33,000 during fiscal year 2013 and fiscal year 2014, respectively. There were no revenues from affiliates in fiscal year 2015. Equipment and other services purchased by Pac-Van from these affiliated entities totaled $3,000 in fiscal year 2013. There were no such purchases in fiscal year 2014 and fiscal year 2015.

The premises of Pac-Van’s Las Vegas branch is owned by and currently leased from the acting branch manager through December 31, 2014, with the right for an additional two-year extension through December 31, 2016. Rental payments on this lease totaled $116,000 during fiscal year 2013 and $118,000 during both fiscal year 2014 and fiscal year 2015.

We have not adopted a formal written policy regarding transactions with related persons. However, in general, any such material transaction would require approval of the Board, with any interested director abstaining.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholders who want to communicate with the Board or any individual director should write to: Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103. The letter should indicate that you are a stockholder of General Finance Corporation and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

STOCKHOLDER RECOMMENDATIONS FOR BOARD NOMINEES

The Company’s Bylaws require that a stockholder’s notice of a person or persons the stockholder wishes to nominate as director must be delivered in writing to the Company’s Secretary at 39 East Union Street, Pasadena, California 91103 not less than 60 days nor more than 90 days prior to the date of the 2015 Annual Meeting of Stockholders. If the Company does not publicly disclose the date of the 2015 Annual Meeting of Stockholders at least 70 days prior to the date of the meeting, a stockholder’s notice must be received by the Company’s Secretary not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure of such meeting was made.

We intend to hold our 2016 Annual Meeting of Stockholders in December 2016. As a result, if, for example, we hold our 2016 Annual Meeting of Stockholders on December 1, 2016 and publicly disclose or notify stockholders by mail of the date of the 2016 Annual Meeting of Stockholders at least 100 days prior to December 1, 2016, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than September 2, 2016 and no later than October 2, 2016.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and legal requirements. The Company will not consider any proposal or nomination that does not meet the requirements of the Company’s Bylaw and SEC requirements for submitting a nomination.

OTHER MATTERS

Management does not know of any matters to be presented to the Annual Meeting other than those set forth above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedule thereto, to any stockholder who so requests by writing to: Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

By Order of the Board of Directors

Christopher A. Wilson

General Counsel, Vice President and Secretary

Dated: October 16, 2015

Appendix A

GENERAL FINANCE CORPORATION

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Plan Document

1. Establishment, Purpose, and Types of Awards. General Finance Corporation (the “Company”) established this equity-based incentive compensation plan, hereafter known as the “Amended and Restated General Finance Corporation 2014 Stock Incentive Plan” (hereinafter referred to as the “Plan”) effective December 4, 2014, for the following purposes: (a) to enhance the Company’s ability to attract highly qualified personnel; (b) to strengthen its retention capabilities; (c) to enhance the long-term performance and competitiveness of the Company; and (d) to align the interests of Participants with those of stockholders. The Plan was amended by the Board effective February 10, 2015 and is hereby amended and restated as of the effective date described in Section 1(a) below.

(a) Effective Date. This Plan shall become effective on the date upon which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s stockholders (or by such other stockholder vote that the Committee determines to be sufficient for the issuance of Shares and Awards according to the Company’s governing documents and Applicable Law).

(b) Awards. The Plan permits the granting of the following types of Awards according to the Sections of the Plan listed here:

Section 5	Stock Options
Section 6	Share Appreciation Rights (SARs)
Section 7	Restricted Shares, Restricted Share Units (RSUs), and Unrestricted Shares
Section 8	Deferred Share Units (DSUs)
Section 9	Performance and Cash-settled Awards

(c) Appendices. Incorporated by reference and thereby part of the Plan are the terms set forth in the following appendices:

Appendix I	Definitions
Appendix II	Special U.S. provisions regarding tax and securities compliance

(d) Effect on Other Plans, Awards, and Arrangements. This Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan. Notwithstanding the foregoing, effective upon stockholder approval of this Plan, no further awards of any kind shall occur under the 2006 Stock Option Plan or the 2009 Stock Incentive Plan, and any shares that are currently reserved for awards under such plans (as well as any Shares that in the future become available for awards under those plans) shall be added to the reserve of Shares that are authorized and available for issuance pursuant to this Plan.

2. Defined Terms. Terms in the Plan and any Appendix that begin with an initial capital letter have the defined meaning set forth in Appendix I, unless the Committee concludes in good faith that the context of a particular use indicates a different meaning that the Committee applies in a uniform and consistent prospective manner.

3. Shares Subject to the Plan. Subject to Section 13 below, there shall be available for issuance under the Plan an aggregate of 1,500,000 Shares of Company Stock; provided that not more than 1,400,000 Shares may be issued in a form other than pursuant to Stock Option and SAR Awards. The Shares deliverable pursuant to Awards shall be authorized, but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust. In addition, any Shares that for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to settlement of the Award in cash rather than in Shares, or the Award’s forfeiture, cancellation, or expiration) will again be available for future Awards. Further, and to the extent permitted under Applicable Laws, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company’s or an Affiliate’s acquiring another entity. For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the exercise price of an Award or in satisfaction of the Withholding Taxes, and Shares that are reacquired with cash tendered in payment of the exercise price of an Award, shall not be included in or added to the number of Shares available for issuance under the Plan.

4. Eligibility.

(a)	General Rule. Awards may only be made to Eligible Persons (as determined for each Award on its Grant Date). Unless specifically stated in an Award Agreement, the grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b)	Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition for granting an Award that an Eligible Person surrender for cancellation some or all Awards that have previously been granted under this Plan or otherwise. An Award conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate.

5. Stock Options.

(a)	Grants. The Committee may grant Options to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; subject to Appendix II for Awards intended to qualify as tax-favored ISOs as defined therein. The Committee shall determine and set forth in an Award Agreement all of the terms and conditions on which Options are granted, including any vesting or other requirements for the right to exercise the Option; provided that—

(i)	the exercise price for Shares subject to purchase through exercise of an Option shall not be less than 100% of the Fair Market Value of underlying Shares on the Grant Date, and

(ii)	no Option shall be exercisable for a term ending more than ten years after its Grant Date.

(b)	Method of Exercise. Options may be exercised by the Participant (or the Participant’s guardian or personal representative) giving notice to the secretary of the Company pursuant to procedures established by the Company for the exercise of Options. Such a notice shall state the number of Shares the Participant has elected to purchase under the Option, and the method by which the exercise price and any applicable Withholding Taxes will be paid. The exercise price and Withholding Taxes may be paid in cash or check payable to the Company (in U.S. dollars); or to the extent that the terms of an Award Agreement expressly permit—

(i)	by delivery or attestation of Shares (valued at their Fair Market Value) that are either subject to the Option being exercised or that the Participant has owned for at least six months (or such other period as the Committee shall specify in the Award Agreement or thereafter in writing) in satisfaction of all or any part of the exercise price or Withholding Taxes,

(ii)	delivery of a properly executed exercise notice with irrevocable instructions to a broker to deliver to the Company the amount necessary to pay the exercise price or Withholding Taxes from the sale or proceeds of a loan from the broker with respect to the sale of Shares or a broker loan secured by Shares, or

(iii)	a combination of (i) and (ii).

(c)	Exercise of an Unvested Option. The Committee in its sole discretion may allow a Participant to exercise an unvested Option, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Option.

(d)	Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable following termination of a Participant’s Continuous Service. Except to the extent an Award Agreement specifically provides otherwise, an Option shall be exercisable, only to the extent the Participant was entitled to exercise such Option at the date of terminating Continuous Service, only until the “Option Termination Date” determined pursuant to the following table:

Reason for terminating Continuous Service	Option Termination Date
(I) By the Company for Cause, or what would have been Cause if the Company had known all of the relevant facts.	Termination of the Participant’s Continuous Service, or when Cause first existed if earlier.

(II) Disability of the Participant.	Within one year after termination of the Participant’s Continuous Service.

(III) Retirement of the Participant with 5 years or more of Continuous Service.	Within one year after termination of the Participant’s Continuous Service.

(IV) Death of the Participant during Continuous Service or within 90 days thereafter.	Within one year after termination of the Participant’s Continuous Service.

(V) Other than due to Cause or the Participant’s Disability, Retirement, or Death.	Within 90 days after termination of the Participant’s Continuous Service.

Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or above (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards.

(e)	Buyout. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, but subject to any stockholder approval requirement of Applicable Law, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option by providing each affected Participant with either cash or a new Award that has (i) a value equal to that of the vested portion of the Option being cancelled (with value being uniformly determined as of the buyout date in accordance with the methodology that the Company generally uses for financial accounting purposes for its Awards), (ii) vesting terms not less favorable to the Participant than the Option being cancelled, and (iii) any other terms and conditions that the Committee may set forth in the Award Agreement for the new Award.

6. SARs.

(a)	Grants. The Committee may grant SARs to Eligible Persons pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan; provided that—

(i)	the exercise price for the Shares subject to each SAR shall not be less than 100% of the Fair Market Value of underlying Shares on the Grant Date;

(ii)	no SAR shall be exercisable for a term ending more than ten years after its Grant Date; and

(iii)	each SAR shall be subject to the provisions of Section 5(d) relating to the effect of a termination of Participant’s Continuous Service and Section 5(e) relating to buyouts, in each case with “SAR” being substituted for “Option.”

(b)	Settlement. An SAR shall entitle the Participant, upon exercise of the SAR, to receive Shares having a Fair Market Value on the date of exercise equal to the excess of (x) the Fair Market Value, on such date, of the Shares covered by the exercised SAR, over (y) an exercise price designated in the SAR Award Agreement but not less than 100% of the Fair Market Value of the Company Stock on the SAR’s Grant Date. An SAR Award Agreement may limit the total settlement value that the Participant will be entitled to receive upon the SAR’s exercise, and may provide for settlement either in cash or in any combination of cash or Shares that the Committee may authorize pursuant to an Award Agreement.

(c)	Term and Conditions. Whether or not the Committee grants SARs independently of or in tandem with any Option, the Award Agreement for an SAR shall set forth any terms and conditions, not inconsistent with the Plan, that the Committee may in its discretion determine.

(d)	SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 6(b) above.

(e)	Effect on Available Shares. Upon each exercise of an SAR that is settled in Shares, only those Shares that are issued or delivered in settlement of the exercise shall be counted against the number of Shares available for Awards under the Plan; provided that the number of Shares that are issued or delivered pursuant to the exercise of an SAR shall not exceed the number of Shares specified in the Award Agreement as being subject to the SAR Award.

(f)	Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which a SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service, subject to Section 6(a)(iii).

7. Restricted Shares, RSUs, and Unrestricted Share Awards.

(a)	Grant. The Committee may grant Restricted Share or RSU Awards to Eligible Persons, in all cases pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan. The Committee shall establish as to each Restricted Share or RSU Award the period or periods of time (the “Restriction Period”) at the end of which all or some specified restrictions(which may include the satisfaction of performance criteria as established by the Committee, the passage of time or such other conditions as the Committee shall set), shall lapse and the Participant shall receive unrestricted Shares in settlement of the Award. The Committee may make Restricted Share and RSU Awards with or without the requirement for payment of cash consideration. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares which shall vest in full upon the Grant Date or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)	Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or RSUs, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to RSUs will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and RSUs to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement or to the extent required by Applicable Laws.

(c)	Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates representing Restricted Shares and dividends (whether in Shares or cash) that accrue with respect to them until the restrictions lapse, and the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within ten days after a written request from the Company shall entitle the Committee to unilaterally declare a forfeiture of all or some of the Participant’s Restricted Shares.

(d)	Issuance of Shares upon Vesting. As soon as practicable after both the vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying RSUs) and the Participant’s satisfaction of applicable Withholding Taxes, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share (or deliver one Share free of the vesting restriction for each vested RSU), unless an Award Agreement provides otherwise. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(e)	Dividends Payable on Vesting. Except to the extent otherwise provided in the Award Agreement, whenever Shares are deliverable to a Participant or duly-authorized transferee pursuant to Section 7(d) above as a result of the vesting of a Restricted Share or RSU Award, the Participant or his or her duly authorized transferee shall also be entitled to receive, with respect to each Share then vesting, a number of Shares equal to the sum of—

(i)	any per-Share dividends which were declared and paid in Shares to the Company’s stockholders of record between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award, and

(ii)	the Shares that the Participant could have purchased at their Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share, or Share subject to an RSU, between the Grant Date and the date Shares are delivered to the Participant pursuant to the particular vesting event for the Award.

(f)	Deferral Elections for RSUs. To the extent specifically provided in an Award Agreement, a Participant may irrevocably elect, in accordance with Section 8 below, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of an RSU Award. If the Participant makes this election: (i) the Company shall credit the Shares subject to the election, and any associated dividends and interest, to a DSU account established pursuant to Section 8 below on the date such Shares and any associated cash would otherwise have been delivered to the Participant pursuant to Section 7(d) and 7(e) above, and (ii) any vesting that would have occurred (other than for death or Disability if provided pursuant to the Award Agreement) within the 12-month period following the date of the Participant’s election shall occur on the 12-month anniversary of such election.

8. DSUs.

(a)

Elections to Defer. The Committee may permit any Eligible Person to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any RSU Award) and in lieu thereof to have the Company credit to an internal Plan account a number of DSUs having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar quarter (or other period determined by the Committee) during which compensation is deferred. Unless the Company sends a Participant a written notice rejecting an Election Form within five business days after the Company receives it, an Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election within 30 days after a Participant becomes first eligible to defer hereunder) after its delivery to the Company. Notwithstanding the foregoing sentence, a Participant’s Election Form will be ineffective with respect to any compensation that the Participant earns before the date on which the Election Form takes effect.

(b)	Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to DSUs.

(c)	Issuances of Shares. The Company shall settle a Participant’s DSU Award, by delivering one Share for each DSU, in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service ends for any reason, subject to—

(i)	the Participant’s right to elect a different form of distribution, only on a form provided by and acceptable to the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by, and completed within ten years following, the last day of the Participant’s Continuous Service, and

(ii)	the Company’s acceptance of the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 8(a), provided that the Participant may change a distribution election through any subsequent election that (I) the Participant delivers to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s initial distribution election, and (II) defers the commencement of distributions by at least five years from the originally scheduled distribution commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)	Dividends. Unless otherwise provided in an Award Agreement, whenever Shares are issued to a Participant pursuant to Section 8(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares determined in a manner consistent with Section 7(e) above.

(e)	Emergency Withdrawals. In the event the Committee determines that a Participant suffers an unforeseeable emergency within the contemplation of this Section, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s DSUs. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. The Committee shall, in its sole and absolute discretion, determine whether a Participant has a qualifying unforeseeable emergency, and whether or not to provide the Participant with cash or Shares. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The number of Shares subject to the Participant’s DSU Award shall be reduced by any Shares distributed to the Participant and by a number of Shares having a Fair Market Value equal to any cash paid to the Participant pursuant to this Section.

(f)

Unsecured Rights to Deferred Compensation. A Participant’s right to DSUs shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, Shares or other funds of the Company.

9. Performance and Cash-Settled Awards.

(a)	Performance Units. Subject to the limitations set forth in paragraph (b) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person, including Performance Unit Awards that (i) have substantially the same financial benefits and other terms and conditions as Options, SARs, RSUs, or DSUs, but (ii) are settled only in cash. All Awards hereunder shall be made pursuant to Award Agreements setting forth terms and conditions that are not inconsistent with the Plan.

(b)	Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 8 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 9(a) above.

10. Taxes; Withholding. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify or to otherwise hold any Participant harmless from any or all of such taxes. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all required Withholding Taxes. Except to the extent otherwise either provided in an Award Agreement or thereafter authorized by the Committee, the Company or any Affiliate will satisfy required Withholding Taxes first from withholding the cash otherwise payable to the Participant pursuant to the Award, and then by withholding and cancelling the Participant’s rights with respect to a number of Shares that (i) would otherwise have been delivered to the Participant pursuant to the Award and (ii) have an aggregate Fair Market Value equal to the Withholding Taxes (such withheld Shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of the withholding). The number of Shares so withheld and cancelled will be rounded up to the nearest whole Share sufficient to satisfy the Withholding Taxes, with cash being paid to the Participant in an amount equal to the amount by which the Fair Market Value of such Shares exceeds the Withholding Taxes.

11. Non-Transferability of Awards.

(a)	General. Except as set forth in this Section, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.

(b)	Death. In the event of the death of a Participant, any outstanding Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution).

12. Modification of Awards and Substitution of Options.

(a)	Modifications. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect a Participant’s rights thereunder unless either (i) the Participant provides written consent or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

13. Change in Capital Structure; Change in Control; Etc.

(a)	Changes in Capitalization. In the event of a Share dividend, Share split, or combination of Shares, Share exchange, recapitalization or merger in which the Company is the surviving corporation, spin-off or split-off of an Affiliate, or other change in the Company capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted, any and all maximum limits on the number of Shares that may be delivered or Awards that may be granted under the Plan, any exercise price for Awards, and other relevant provisions shall be equitably adjusted by the Committee.

(b)	Change in Control. In the event of a Change in Control, but subject to the terms of any Award Agreements, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(i)	arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

(ii)	accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued pursuant to an Award shall lapse as to the Shares subject to such repurchase right;

(iii)	arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards (with the Committee determining the amount payable to each Participant based on the Fair Market Value, on the date of the Change in Control, of the Award being cancelled, based on any reasonable valuation method selected by the Committee); or

(iv)	terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting of such Awards in full as of a date immediately prior to consummation of the Change in Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

(c)	Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

14. Laws And Regulations.

(a)	General Rules. This Plan, the grant of Awards, the exercise of Options and SARs, and the obligation of the Company to deliver, sell or accept the surrender of any of its Shares or other securities shall be subject to all Applicable Laws. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Company may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to the Plan.

(b)	Black-out Periods. Notwithstanding any contrary terms within the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent that the Committee determines that doing so is either desirable or required in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of any Option or SAR shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the Option’s or SAR’s expiration date but only if within 30 days thereafter the Company makes a cash payment to each affected Participant in an amount equal to the value of the Option or SAR (as determined by the Committee) immediately before its expiration to the extent then vested and exercisable.

(c)	Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

15. Termination, Rescission and Recapture of Awards.

(a)	Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, but only to the extent expressly provided in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b)	A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)	Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including, but not limited to, patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)	Upon exercise, payment or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)	If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within year after its termination for any reason, a Participant (x) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (y) has solicited any employee of the Company to terminate employment with the Company; or (z) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)	Within days after receiving notice from the Company of any such activity described in Section 15(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)	Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (e) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)	The Committee may delegate administrative and discretionary authority to administer the Plan to another committee of the Board, an officer of the Company or such other person or as the Committee may designate from time to time.

(i)	If any provision within this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law. Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable to any Participant from and after his or her termination of Continuous Service after a Change in Control.

16. Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if—

(a)	the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b)	in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c)	a lower granting, vesting, or payment of such Award would have occurred based upon the restated financial results.

In each instance, the Committee will, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

17. Administration of the Plan. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(a)	Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(b)	Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)	to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)	to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)	to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)	to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)	in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii)	to make all interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees.

(c)	Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(d)	No Liability; Indemnification. Neither the Board nor any Committee member, nor any person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

18. Governing Law. The terms of this Plan shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules.

19. Plan Termination or Amendment

If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date ten years after its effective date. No Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 13 above) unless such change is authorized by the stockholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, materially and adversely affect a Participant’s rights under an Award previously granted to him or her. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

GENERAL FINANCE CORPORATION

2014 STOCK INCENTIVE PLAN

Appendix I: Definitions

As used in the Plan, the following terms have the meanings indicated when they begin with initial capital letters within the Plan:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a RSU, an Unrestricted Share, a DSU, or a Performance Award, or any combination thereof, whether alternative or cumulative.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are a stockholder as of the date this Plan became effective) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board.

(ii) Change in Board Control. During any consecutive one-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv) Sale of Assets. The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v) Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Committee” means the Compensation Committee of the Board or its successor.

“Company” means General Finance Corporation, a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Company Stock” means common stock, $0.0001 par value, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 13), the Shares resulting from such a change in the common stock shall be deemed to be Company Stock within the meaning of the Plan.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave;

(ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the Committee determines that the individual has not continued or will not continue to perform bona fide services for the Company or determines that the relationship will or may result in adverse accounting consequences. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Deferred Share Units” or “DSUs” mean Awards pursuant to Section 8 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant—

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director, or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Employer” means the Company and each Subsidiary and Affiliate that employs one or more Participants.

“Fair Market Value” means the fair market value of the Company Stock as of such date based on the then prevailing prices of the Company Stock on a Principal Exchange.

“Grant Date” means the later of (i) the date designated as the “Grant Date” within an Award Agreement, and (ii) date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within one year following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 60 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees or Directors.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Participant” means any Eligible Person who receives an Award.

“Performance Awards” mean Awards granted pursuant to Section 9.

“Performance Unit” means an Award granted pursuant to Section 9(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Company 2014 Stock Incentive Plan.

“Principal Exchange” means the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stock exchange as the Company Stock is then listed for trading.

“Recapture” has the meaning set forth in Section 15 of the Plan.

“Rescission” has the meaning set forth in Section 15 of the Plan.

“Reimbursement” has the meaning set forth in Section 16 of the Plan.

“Restricted Share” means Company Stock awarded under Section 7.

“Restricted Share Unit” or “RSU” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

“Retirement” means a Participant’s termination of employment after age 65.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

“SAR” or “Share Appreciation Right” means a right to receive amounts awarded under Section 6.

“Unrestricted Shares” mean Shares awarded pursuant to Section 7 of the Plan.

“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with any Award.

GENERAL FINANCE CORPORATION

2014 STOCK INCENTIVE PLAN

Appendix II: U.S. Sub-Plan

This Appendix II applies to any Awards that are made to Eligible Persons who are residents of the United States of America (“U.S.”) and who are or may become subject to U.S. tax (i.e. income tax and/or social security tax) as a result of Awards granted under the Company 2014 Stock Incentive Plan (the “Plan”). Terms herein that begin with initial capital letters have the special definition set forth in the Plan.

This Appendix II shall be read in conjunction with the Plan and is subject to the terms and conditions of the Plan; provided that, to the extent that the terms and conditions of the Plan differ from or conflict with the terms of this Appendix II, the following terms of this Appendix II shall prevail:

A. Additional or Modified Definitions. Appendix I of the Plan shall be modified as follows:

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall be modified to mean (i) with respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (ii) with respect to any decision relating to a Reporting Person, a committee consisting of solely of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incentive Stock Option” or “ISO” means, an Option that qualifies for favorable income tax treatment under Code Section 422.

“Non-ISO” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Award Agreement.

“Reporting Person” means an Employee, Director, or Consultant who is subject to the reporting requirements set forth under Rule 16b-3

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Ten Percent Holder” means a person who owns (within the meaning of Code Section 422) stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company.

B. Eligibility. Section 4(a) of the Plan shall be modified by inserting the following sentence at the end thereof:

Notwithstanding the foregoing, a Person shall not be an Eligible Person with respect to Options or SARs if they are classified as an Employee solely by an entity that is a “parent corporation” (within the meaning of Code Section 424) of the Company.

C. Payment of Exercise Price. In order to ensure compliance with the Sarbanes-Oxley Act of 2002, Section 5(b) of the Plan shall be modified by inserting the following sentence at the end thereof:

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

D. Authorization for ISOs. In order to permit the granting of ISOs, the Section 5 of Plan shall be modified by adding the following subsection (f) at the end thereof:

(f) Special ISO Provisions. The following provisions shall control any grants of Options that are denominated as ISOs.

(i) Grants of ISOs. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code. Each Option that is intended to be an ISO must be designated in the Award Agreement as an ISO, provided that any Option designated as an ISO will be a Non-ISO to the extent the Option fails to meet the requirements of Code Section 422. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Date of Grant and it shall be included in the applicable Award Agreement.

(ii) Maximum Limit. The number of Shares that are available for ISO Awards shall be determined, to the extent required under the Code, by reducing the number of Shares designated in Section 3 of the Plan by the number of Shares issued pursuant to Awards, provided that any Shares that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future ISO Awards.

(iii) $100,000 Limit. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds U.S. $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the U.S. $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the U.S. $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(iv) Grants to 10% Holders. In the case of an Incentive Stock Option granted to an Employee who is a Ten Percent Holder on the Date of Grant, the term of the Incentive Stock Option shall not exceed five years from the Date of Grant, and the exercise price shall be at least 110% of the Fair Market Value of the underlying Shares on the Grant Date. In the event that Section 422 of the Code is amended to alter the limitations set forth therein, the limitation of this paragraph shall be automatically adjusted accordingly.

(v) Substitution of Options. Notwithstanding any other provisions of the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Code Section 424, the Committee may, in accordance with the provisions of that Section, substitute ISOs for ISOs under the plan of the acquired company provided (i) the excess of the aggregate Fair Market Value of the Shares subject to an ISO immediately after the substitution over the aggregate exercise price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new ISO does not give additional benefits to the Participant, including any extension of the exercise period.

(vi) Notice of Disqualifying Dispositions. By executing an ISO Award Agreement, each Participant agrees to notify the Company in writing immediately after the Participant sells, transfers or otherwise disposes of any Shares acquired through exercise of the ISO, if such disposition occurs within the earlier of (i) two years of the Grant Date, or (ii) one year after the exercise of the ISO being exercised. Each Participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

E. SARs. Section 6 of the Plan shall be modified through addition of the following sentence at the end of Section 6(d):

Any SAR granted in tandem with an ISO will contain such terms as may be required to comply with the provisions of Code Section 422.

F. Restricted Shares or RSUs. Section 7 of the Plan shall be modified by adding the following paragraph at its end:

(g) Section 83(b) Elections. A Participant may make an election under Code Section 83(b) (the “Section 83(b) Election”) with respect to Restricted Shares. A Participant who has received RSUs may, within ten days after receiving the RSU Award, provide the Committee with a written notice of his or her desire to make Section 83(b) Election with respect to the Shares subject to such RSUs. The Committee may in its discretion convert the Participant’s RSUs into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s RSU Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares; provided that the Participant’s Section 83(b) Election will be invalid if not filed with the Company and the appropriate U.S. tax authorities within 30 days after the Grant Date of the RSUs replaced by the Restricted Shares.

G. DSUs. Section 8 of the Plan shall be modified as follows:

Section 8(a) shall be modified through addition of the following sentence at its end:

For any Participant who is subject to U.S. income taxation, the Committee shall only authorize deferral elections pursuant to Section 8 (i) under written procedures, and using written election forms that satisfy the requirements of Code Section 409A, and (ii) shall only be made by Eligible Persons who are Directors, Consultants, or members of a select group of management or highly compensated Employees (within the meaning of the Code).

Section 8(e) of the Plan shall be modified through addition of the following at its end:

For all DSUs granted to Participants who are U.S. taxpayers, the term “unforeseeable emergency” shall be interpreted in accordance with Section 409A of the Code, and the term “dependent” shall be interpreted in accordance with Section 152(a) of the Code.

Section 8 of the Plan shall be modified through addition of the following at its end:

(g) Termination of Service. For purposes of Section 8 of the Plan, a Participant’s “Continuous Service” shall only end when the Participant incurs a “separation from service” within the meaning of Treasury Regulations §1.409A-1(h). A Participant shall be considered to have experienced a termination of Continuous Service when the facts and circumstances indicate that either (i) no further services will be performed for the Company or any Affiliate after a certain date, or (ii) that the level of bona fide services the Participant will perform after such date (whether as an Employee, Director, or Consultant) are reasonably expected to permanently decrease to no more than 50% of the average level of bona fide services performed by such Participant (whether as an Employee, Director, or Consultant) over the immediately preceding 36-month period (or full period of services to the Company and its Affiliates if the Participant has been providing such services for less than 36 months).

H. Performance Awards. Section 9 of the Plan shall be modified by adding the following paragraphs and by re-lettering Section 9(b) as Section 9(e):

(b) Performance Compensation Awards. Subject to the limitations set forth in this Appendix II.H., the Committee may grant Awards that are intended to qualify as performance-based compensation under Code Section 162(m) (referred to herein as a “Performance Compensation Award”). With respect to each such Performance Compensation Award (other than an Option or a SAR), the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being defined below). A Participant shall be eligible to receive payment in respect of a Performance Compensation Award (other than an Option or a SAR) only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance

(c) Limitations on Awards. Subject to adjustment pursuant to Section 13, the following limitations shall apply with respect to Awards and any related dividends or dividend equivalents intended to qualify as performance-based compensation under Code Section 162(m):

(i) Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one calendar year to any one Participant shall be 300,000 Shares.

(ii) SARs: The maximum aggregate number of Shares with respect to which SARs may be granted in any one calendar year to any one Participant shall be 300,000 Shares.

(iii) Restricted Shares: The maximum aggregate number of Restricted Shares that may be granted in any one calendar year to any one Participant shall be 300,000 Restricted Shares.

(iv) RSUs: The maximum aggregate number of Shares with respect to which RSUs may be granted in any one calendar year to any one Participant shall be 300,000 Shares.

(v) Performance Units: The maximum aggregate number of Shares with respect to which Performance Units may be granted in any one calendar year to any one Participant shall be 300,000 Shares. If denominated in cash, the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant shall be $5,000,000. To the extent Performance Units have substantially the same financial benefits and other terms and conditions as Options, SARs, Restricted Shares or RSUs granted to the same Participant in the same calendar year, the foregoing limitations shall be applied by aggregating such Performance Units with such other Options, SARs, Restricted Shares or RSUs that are granted in the same calendar year to the same Participant.

(vi) Dividends and Dividend Equivalents: The maximum dividend or dividend equivalent that may be paid in any one calendar year to any one Participant shall be $5,000,000 or the number of Shares having an aggregate Fair Market Value not in excess of such amount.

(d) Definitions.

(i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and

product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

I. Taxes; Withholding. In order to confirm with Code Section 409A, Section 10 of the Plan shall be modified by inserting the following at the end thereof:

Notwithstanding anything to the contrary contained in the Plan, this Sub-Plan or any Award, the Committee shall have the sole discretion to (i) organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that complies with the requirements of Code Section 409A, or (ii) interpret the requirements of the Code, including Code Section 409A, for purposes of the Plan, the Sub-Plan, and all Awards.

PROXY

GENERAL FINANCE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

December 3, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GENERAL FINANCE CORPORATION

The undersigned hereby appoints Charles E. Barrantes and Christopher A. Wilson, and each of them, the proxy or proxies of the undersigned with full powers of substitution each to attend and to vote at the Annual Meeting of Stockholders of General Finance Corporation to be held on December 3, 2015 at the office of General Finance Corporation located at 39 East Union Street, Pasadena, California, beginning at 10:00 a.m. local time, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present, in the manner indicated below and on the reverse side, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated October 16, 2015.

(Please mark your choice like this /x/ in black or blue ink.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE NOMINEES:

(1)	Election of the following nominees as the Class C directors:

01	William H. Baribault

02	Larry D. Tashjian

03	Ronald F. Valenta

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

(Authority to vote for the nominee may be withheld by lining through or otherwise striking out the name of the nominee.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSALS 2 AND 3:

(2)	Ratification of the selection of Crowe Horwath LLP as our independent auditors:

☐ FOR	☐ WITHHOLD	☐ ABSTAIN

(3)	Approval of the Amended and Restated 2014 Stock Incentive Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE:	When properly signed, this proxy will be voted as directed. If no direction is provided, the proxies will vote for each of the listed board nominees on proposal 1 and for proposals 2 and 3. If any other matters properly come before the meeting, the proxies will vote as the Board may recommend.

(This proxy is continued on the reverse side. Please date, sign and return promptly.)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS (INCLUDING FORM 10-K) OF GENERAL FINANCE CORPORATION

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title. If the holder is a corporation or a partnership, please sign in full corporate or partnership name by an authorized officer or partner.)

	Date:	,	2015
Signature

	Date:	,	2015
Signature if held jointly

I plan to attend the Annual Meeting: Yes ☐ No ☐